UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Belo Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 28, 2011

Dear Fellow Shareholder:

I am pleased to invite you to attend our 2011 annual meeting of shareholders, which will be held on Tuesday, May 10, 2011, in The Belo Building at 400 South Record Street, Dallas, Texas. The meeting will be held on the third floor in the auditorium. A map is included for your use.

Materials being provided include the formal Notice of Annual Meeting, the 2011 proxy statement, and Belo’s 2010 annual report. If you requested printed versions of these materials by mail, these materials also include a proxy/ voting instruction card for the annual meeting. Most of the Company’s shareholders were mailed a Notice of Internet Availability of Proxy Materials with instructions for electronically accessing all of these proxy materials and for voting via the Internet. This approach allows us to provide our shareholders with the information needed to vote their shares while reducing delivery costs and the impact on the environment. The Notice of Internet Availability of Proxy Materials provides information on how you may obtain printed copies of our proxy materials free of charge, if you so choose.

The accompanying proxy statement tells you more about the agenda and voting procedures for the meeting. It also describes how the Board operates and provides information about our directors, including those nominated for election at this year’s meeting. At the meeting, you will hear a report on Belo’s operations and have a chance to meet your directors and executive officers.

Whether or not you attend the annual meeting, it is important that your shares be represented at the meeting. I encourage you to vote your shares as soon as possible by returning your proxy/voting instruction card or by voting using the Internet or telephone voting procedures outlined in the accompanying materials or in the Notice of Internet Availability of Proxy Materials. If you are unable to attend the annual meeting in person, you may listen to the meeting by online Webcast on our Web site (www.belo.com).

I hope to see you on May 10th.

Sincerely,

Dunia A. Shive
President and Chief Executive Officer

Belo Corp.  www.belo.com 400 South Record Street Dallas, Texas 75202-4841 Tel. 214.977.6606 Fax 214.977.6603

Belo Corp.
400 South Record Street
Dallas, Texas 75202
www.belo.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 10, 2011

To Belo Shareholders:

Please join us for the 2011 annual meeting of shareholders of Belo Corp. (“Belo” or the “Company”). The meeting will be held on Tuesday, May 10, 2011, at 11:00 a.m., Dallas, Texas time, in the third floor auditorium of The Belo Building at 400 South Record Street, Dallas, Texas. The annual meeting of shareholders will be simultaneously Webcast on Belo’s Web site (www.belo.com). Following the conclusion of the meeting, a replay of the Webcast will be archived on Belo’s Web site through May 24, 2011.

At the meeting, the holders of Belo Series A common stock and Belo Series B common stock will act on the following matters:

1.	Election of the three Class I directors named in the proxy statement;

2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm;

3.	Approval of an advisory resolution on executive compensation (say-on-pay);

4.	An advisory vote on the frequency of future say-on-pay votes (say-on-frequency); and

5.	Any other matters that may properly come before the meeting.

All record holders of shares of Belo Series A common stock and Belo Series B common stock at the close of business on March 17, 2011 are entitled to vote at the meeting or at any postponement or adjournment of the meeting.

As permitted by the rules of the Securities and Exchange Commission, we are furnishing our proxy materials to shareholders via the Internet. Most of the Company’s shareholders were mailed a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and annual report, and for voting via the Internet. The electronic delivery of our proxy materials will expedite receipt of the materials by our shareholders, reduce our printing and mailing costs, and reduce the impact on the environment.

The Notice of Internet Availability of Proxy Materials identifies the date, time and location of the annual meeting; the matters to be acted upon at the meeting and the Board of Directors’ recommendation with regard to each matter; a Web site where shareholders can access the proxy materials and vote their shares; and a toll-free telephone number, an e-mail address, and a Web site where shareholders can request a paper or e-mail copy of their proxy materials, including our proxy statement, annual report to shareholders, and form of proxy/voting instruction card, free of charge.

By Order of the Board of Directors

GUY H. KERR
Secretary

March 28, 2011

Belo Corp.
400 South Record Street
Dallas, Texas 75202
www.belo.com

PROXY STATEMENT

For the Annual Meeting of Shareholders
To Be Held On May 10, 2011

This proxy statement contains information related to the annual meeting of shareholders of Belo Corp. (“Belo” or the “Company”) to be held on Tuesday, May 10, 2011, beginning at 11:00 a.m., Dallas, Texas time, in The Belo Building at 400 South Record Street, Dallas, Texas, and any postponement or adjournment of the meeting. The meeting will be held on the third floor in the auditorium.

A Notice of Internet Availability of Proxy Materials (the “Notice”) is being mailed or otherwise sent to Belo shareholders on or about March 28, 2011. Paper copies of this proxy statement and related proxy/voting instruction card will be distributed to shareholders beginning on or about March 31, 2011.

Important Notice Regarding the Availability of Proxy Materials for the 2011 Annual Meeting of Shareholders to be held on May 10, 2011. Belo’s 2011 proxy statement and 2010 annual report, which includes consolidated financial statements for the year ended December 31, 2010, are available at http://www.proxyvoting.com/blc. These documents are also posted on our Web site at www.belo.com/invest/.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At the 2011 annual meeting, shareholders will act on matters outlined in the accompanying notice, including the election of directors, the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, approval of an advisory resolution on executive compensation (say-on-pay), an advisory vote on the frequency of future say-on-pay votes (say-on-frequency), and any other matters properly brought before the meeting. Management will report on Belo’s performance in 2010 and respond to questions and comments from shareholders.

Who can attend the annual meeting?

Shareholders and guests of Belo may attend the annual meeting.

Who may vote at the meeting?

Only shareholders who owned Belo shares at the close of business on March 17, 2011, the record date, or their duly appointed proxies, are entitled to vote at the meeting or at any postponement or adjournment of the meeting. Our common stock is divided into two series: Series A common stock and Series B common stock. Holders of either series of common stock as of the close of business on the record date will be entitled to vote at the meeting. At the close of business on the record date, a total of 93,294,278 shares of Series A common stock and 10,272,667 shares of Series B common stock were outstanding and entitled to vote.

What are the voting rights of the holders of Series A common stock and Series B common stock?

Holders of Belo Series A and Series B common stock vote together as a single class on all matters to be acted upon at the annual meeting. Each outstanding share of Series A common stock will be entitled to one vote on each matter. Each outstanding share of Series B common stock will be entitled to 10 votes on each matter.

Why did I receive a one-page Notice of Internet Availability of Proxy Materials this year instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), the Company has elected to provide access to its proxy materials via the Internet and has sent a Notice to its shareholders. Shareholders can access the proxy materials on the Web site referred to in the Notice or request to receive free of charge a printed set of the proxy materials, including a proxy/voting instruction card. Instructions on how to access the proxy materials over the Internet or to request a printed copy are set out in the Notice. If you hold Belo shares in your Belo Savings Plan account or in your A. H. Belo Savings Plan account, the Notice also has instructions on how to provide your proxy and/or voting instructions via the Internet.

In addition, all shareholders may request to receive proxy materials electronically by e-mail on an ongoing basis by following the instructions in the paragraph captioned “How to Receive Future Proxy Statements and Annual Reports Online” in the “Annual Report and Additional Materials” section on page 51 of this proxy statement. The Company encourages shareholders to take advantage of the availability of the proxy materials on the Internet in order to help reduce printing and mailing costs and any environmental impact of its shareholder meetings.

What constitutes a quorum to conduct business at the meeting?

In order to carry on the business of the meeting, we must have a quorum present in person or by proxy. A majority of the voting power of the outstanding shares of common stock eligible to vote and at least one-third of the outstanding shares entitled to vote must be present at the meeting, in person or by proxy, in order to constitute a quorum.

Abstentions and broker non-votes are counted as present at the meeting for purposes of determining whether we have a quorum. A broker non-vote occurs when a broker or other nominee returns a proxy but does not vote on a particular proposal because the broker or nominee does not have authority to vote on that particular item and has not received voting instructions from the beneficial owner.

How do I cast my vote?

You may receive more than one Notice or voting card depending on how you hold your shares. It is important that you follow the instructions on each card or Notice and vote the shares represented by each card or Notice separately.

Shareholders of record.  If you hold shares directly and are listed as a shareholder on Belo’s stock records, you may vote in person if you attend the meeting or you may vote by proxy, which gives the proxy holder the right to vote your shares on your behalf. You may vote by proxy online via the Internet, by telephone, or, if you request copies of the proxy materials, by completing and returning your proxy card in the envelope provided. Shares represented by proxy cards that are properly completed and submitted will be voted in accordance with the shareholder’s instructions.

Shares held in broker or other nominee name (“street name”).  If you hold shares in street name, you have the right to instruct your broker or other nominee on how to vote those shares on your behalf and you will receive a Notice or, if you request, a copy of the proxy materials, including a voting instruction form, from them. Alternatively, you may vote these shares in person at the meeting by following the instructions below under “How do I vote in person.”

Shares held in your Belo Savings Plan account or in your A. H. Belo Savings Plan account.  These shares may be voted only by the plan trustee, but you may instruct the plan trustee on how to vote them. Information on how to provide voting instructions to the plan trustee via the Internet is set out in the Notice. The Notice also includes information on how to obtain paper copies of the proxy materials, including a voting instruction card, if you so desire. (For more information, please refer to the question and answer “How do I vote my shares held in the Belo Savings Plan or in the A. H. Belo Savings Plan” below.)

If you want to vote using the Internet or telephone, please follow the instructions on each proxy/voting instruction card or the Notice and have the proxy/voting instruction card or the Notice available when you call in or access the voting site. In order to be included in the final tabulation of proxies, completed proxy/voting instruction cards must be received and votes cast using the Internet or telephone must be cast by the date and time noted on the card or in the Notice.

How do I vote in person?

For shares held of record in your name, you may vote in person by completing a ballot at the annual meeting. If you plan to vote in person but hold shares through a broker or other nominee, you must provide a “legal proxy” from the broker or nominee evidencing your authority to vote shares the broker held for your account at the close of business on March 17, 2011. You must contact your brokerage firm directly in advance of the annual meeting to obtain a legal proxy. Voting instructions with respect to shares held in the Belo Savings Plan or the A. H. Belo Savings Plan must be submitted by May 8, 2011, and may not be provided at the meeting.

Blank ballots will be available at the registration table at the meeting. Completed ballots may be deposited at the registration table and a call for completed ballots will be made during the course of the meeting prior to the close of the polls.

Can I change my vote or revoke my proxy prior to the final voting?

Yes. For shares held of record in your name, you may revoke your proxy (including an Internet or telephone vote) by:

▶	filing a written notice of revocation with the corporate Secretary of Belo Corp. at any time prior to the annual meeting;

▶	delivering a duly executed written proxy bearing a later date by the voting deadline set forth on the proxy card;

▶	submitting a new proxy by Internet or telephone by the voting deadline set forth on the proxy card; or

▶	voting by ballot at the meeting. Attendance at the meeting does not by itself revoke a previously granted proxy.

If your shares are held through a broker or nominee, contact that broker or nominee if you wish to change your voting instructions.

For information on how to revoke or modify previously given voting instructions with respect to shares held through one of the Savings Plans, please see “How do I vote my shares held in the Belo Savings Plan or in the A. H. Belo Savings Plan” below.

How do I vote my shares held in the Belo Savings Plan or in the A. H. Belo Savings Plan?

Fidelity Management Trust Company is the plan trustee for both the Belo Savings Plan and the separate A. H. Belo Savings Plan maintained by A. H. Belo (together, the “Savings Plans”). Only the plan trustee can vote the shares held by the Savings Plans. If you participate in either of these Savings Plans and had full shares of Belo Corp. common stock credited to your account as of the record date, you received a Notice in lieu of paper copies of our proxy materials. The Notice includes instructions on how to access the proxy materials over the Internet and how to request a printed set of the proxy materials, including a voting instruction card, if you desire to do so. The Notice also has information on how to provide your voting instructions to the plan trustee via the Internet or telephone. You will not be able to vote these shares in person at the annual meeting.

Because of the time required to tabulate voting instructions from participants in the Savings Plans before the annual meeting, the trustee must receive your voting instructions by May 8, 2011. If you sign, date, and return a paper voting instruction card but do not check any boxes on the card, the trustee will vote your shares FOR the nominees standing for election as directors named in this proxy statement, FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, FOR the approval of the advisory resolution on executive compensation (say-on-pay), and for THREE YEARS with respect to the frequency of future say-on-pay advisory votes. In addition, at its discretion, the trustee of the Savings Plans will be authorized to vote on any other matter that properly may come before the meeting or any adjournment or postponement of the meeting. If the trustee does not receive instructions from you (by Internet, telephone or voting instruction card) by May 8, 2011, the trustee will vote your shares in the same proportion as the shares in your particular Savings Plan for which voting instructions have been received from other plan participants. You may revoke or modify previously given voting instructions by May 8, 2011, by submitting a new voting instruction by Internet or telephone, filing with the trustee either a written notice of revocation or submitting a properly completed and signed voting instruction card by that date.

What happens if I do not give specific voting instructions?

If you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board or you sign and return a proxy card or voting instruction form without giving specific voting instructions, then the proxy holders or the trustee of the Savings Plans, as appropriate, will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement, as follows: FOR the nominees standing for election as directors named in this proxy statement, FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, FOR approval of the advisory resolution on executive compensation (say-on-pay), and for THREE YEARS with respect to the frequency of future say-on-pay advisory votes. In addition, the proxy holders or the trustee of the Savings Plans, as appropriate, may vote in their discretion on any other matter that properly may come before the annual meeting or any adjournment or postponement of the annual meeting.

If you hold your shares through a broker, and you do not provide any voting instructions on the Internet or by telephone and do not return a voting instruction form, your broker may vote your shares at its discretion only on certain “routine matters.” If the organization that holds your shares does not receive any voting instructions from you, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote your shares with respect to “non-routine” matters. This is generally referred to as a “broker non-vote.”

Which proposals are considered “routine” or “non-routine”?

The Company believes that Proposal Two, the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, is a “routine matter” on which brokers will be permitted to vote uninstructed shares. With respect to all other matters, however, your broker may not vote your shares for you without instructions and the aggregate number of unvoted shares is reported as the “broker non-vote.” The Company believes that the election of directors (Proposal One), approval of the advisory resolution on executive compensation (say-on-pay) (Proposal Three), and the advisory vote on the frequency of future say-on-pay votes (say-on-frequency) (Proposal Four) are not “routine matters” and a broker or other nominee will not be permitted to vote any uninstructed shares on Proposals One, Three and Four.

How are broker non-votes and abstentions treated?

In the election of directors, abstentions and broker non-votes have no effect. For matters requiring majority approval, abstentions have the effect of negative votes, meaning that abstentions will be counted in the denominator, but not the numerator, in determining whether a matter has received sufficient votes to be approved. Broker non-votes are not treated as shares entitled to vote on matters requiring majority approval and are excluded from the calculation.

What vote does the Board recommend?

The Board recommends a vote:

FOR all director nominees named in this proxy statement;

FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm;

FOR approval of the advisory resolution on executive compensation (say-on-pay); and

To conduct future say-on-pay advisory votes every THREE YEARS.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote in their own discretion.

What number of votes is required to approve each proposal?

▶  Election of directors (Proposal One) — The affirmative vote of a plurality of the voting power represented at the annual meeting and entitled to vote is required for the election of directors. This means that the nominees receiving the highest number of votes cast for the number of positions to be filled are elected. You do not have the right to cumulate votes in the election of directors. In other words, you cannot multiply the number of shares you own by the number of directorships being voted on and then cast the total for only one candidate or among any number of candidates as you see fit. Votes that are instructed to be withheld with respect to the election of one or more directors will not be voted for the director or directors indicated, although they will be counted for purposes of determining whether a quorum is present. Shares held in broker or street name cannot be voted on this proposal without your instruction.

Additionally, if an incumbent director does not receive the affirmative vote of at least a majority of the votes cast with respect to that director’s election at the annual meeting (which for this purpose includes votes cast “for” the director’s election and votes to withhold authority with respect to the director’s election), then that director is required to promptly tender his or her resignation and the Board will act on such resignation as provided in the Company’s Corporate Governance Guidelines, the applicable portion of which is attached to this proxy statement as Appendix A. All nominees standing for election at the 2011 annual meeting of shareholders are incumbent directors.

▶  Ratification of appointment of independent registered public accounting firm (Proposal Two) — The affirmative vote of a majority of the voting power represented at the annual meeting and entitled to vote is required to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for 2011. With respect to shares held in broker or street name, your broker has discretion to vote any uninstructed shares on this matter.

▶  Approval of advisory resolution regarding executive compensation (say-on-pay) (Proposal Three) — The affirmative vote of a majority of the voting power represented at the annual meeting and entitled to vote is required to approve this advisory resolution. Shares held in broker or street name cannot be voted on this proposal without your instruction.

▶  Advisory vote regarding the frequency of future say-on-pay votes (say-on-frequency) (Proposal Four) — The affirmative vote of a majority of the voting power represented at the annual meeting and entitled to vote is required to approve this advisory recommendation to the Board. Shares held in broker or street name cannot be voted on this proposal without your instruction.

▶  Other matters — Unless otherwise required by law or the Company’s Certificate of Incorporation, the affirmative vote of a majority of the voting power represented at the annual meeting and entitled to vote is required for other matters that properly may come before the meeting.

Where can I find the voting results of the annual meeting?

The preliminary voting results will be announced at the annual meeting. The final voting results will be tallied by the inspector of election and published in the Company’s Current Report on Form 8-K, which the Company is required to file with the SEC within four business days following the annual meeting.

PROXY SOLICITATION

Your proxy is being solicited on behalf of Belo’s Board of Directors. In addition to use of the mails, the solicitation may also be made by use of facsimile, the Internet or other electronic means, or by telephone or personal contact by directors, officers, employees, and agents of Belo. Belo pays the costs of this proxy solicitation.

We have hired Morrow & Co., LLC to assist in soliciting proxies from beneficial owners of shares held in the names of brokers and other nominees, and have agreed to pay Morrow & Co., LLC a fee of $7,000 plus its related costs and expenses. We also supply brokers, nominees, and other custodians with proxy forms, proxy statements, and annual reports for the purpose of sending proxy materials to beneficial owners. We reimburse brokers, nominees, and other custodians for their reasonable expenses.

BELO CORP. STOCK OWNERSHIP

The following tables set forth information as of March 17, 2011, about the beneficial ownership of Belo Corp. common stock by our current directors, nominees for election as director, the executive officers named in the Summary Compensation Table on page 35 of this proxy statement (the “named executive officers” or “NEOs”), all directors and executive officers as a group, and by each person known to Belo to own more than 5% of the outstanding shares of Belo Series A or Series B common stock. At the close of business on March 17, 2011, there were 93,294,278 Series A shares, 10,272,667 Series B shares, and 103,566,945 combined Series A and Series B shares issued and outstanding.

Under the rules of the SEC, the beneficial ownership of a person or group includes not only shares held directly or indirectly by the person or group but also shares the person or group has the right to acquire within 60 days of the record date (to and including May 16, 2011) pursuant to exercisable options and convertible securities. The information below, including the percentage calculations, is based on beneficial ownership of shares rather than direct ownership of issued and outstanding shares, except as described in footnote (1) to the table below.

Unless otherwise indicated, each person listed below has sole voting power and sole dispositive power with respect to the shares of common stock indicated in the table as beneficially owned by such person. Series A common stock has one vote per share and Series B common stock has 10 votes per share. Consequently, the voting power of Series B holders is greater than the number of shares beneficially owned. For example, the shares of Belo common stock beneficially owned by all directors and named executive officers as a group, representing 13.6% of the outstanding shares of Series A and Series B common stock, have combined voting power of 57.8%.

Belo Corp. Stock Ownership of Directors and Executive Officers

Shares of Common Stock Beneficially Owned
And Percentage of Outstanding Shares as of March 17, 2011(1) (2) (3) (4)
					Combined		Combined
	Series A		Series B		Series A and Series B		Series A and Series B
Name	Number	Percent	Number	Percent	Number	Percent	Votes	Percent
Dunia A. Shive*◆+	143,406	**	579,360	5.3%	722,766	**	5,937,006	2.9%
Carey P. Hendrickson +	15,385	**	101,530	1.0%	116,915	**	1,030,685	**
Peter L. Diaz +	40,375	**	217,520	2.1%	257,895	**	2,215,575	1.1%
Guy H. Kerr +	119,110	**	347,120	3.3%	466,230	**	3,590,310	1.8%
Henry P. Becton, Jr.*	38,972	**	61,119	**	100,091	**	650,162	**
Judith L. Craven, M.D., M.P.H.*	9,220	**	61,119	**	70,339	**	620,410	**
Robert W. Decherd*◆	225,783	**	6,090,724	52.6%	6,316,507	6.0%	61,133,023	29.2%
Dealey D. Herndon*	130,804	**	2,432,367	23.5%	2,563,171	2.5%	24,454,474	12.4%
James M. Moroney III*	359,579	**	2,924,674	27.4%	3,284,253	3.2%	29,606,319	14.8%
Wayne R. Sanders*	55,804	**	53,924	**	109,728	**	595,044	**
M. Anne Szostak*◆	40,804	**	44,125	**	84,929	**	482,054	**
McHenry T. Tichenor, Jr.*	25,809	**	0	**	25,809	**	25,809	**
Lloyd D. Ward*	30,804	**	83,739	**	114,543	**	868,194	**
Dennis A. Williamson++	116,917	**	285,500	2.7%	402,417	**	2,971,917	1.5%
All directors, director nominees and executive officers as a group (14 persons)	1,352,772	1.4%	13,282,821	95.8%	14,635,593	13.6%	134,180,982	57.8%

*	Director
◆	Nominee

+	Executive Officer

++	Former Executive Officer

**	Less than one percent

(1)	Series B shares are convertible at any time on a share-for-share basis into Series A shares but not vice versa. For purposes of determining the number of Series A shares beneficially owned by the persons listed, the person may be deemed to be the beneficial owner of the Series A shares into which the Series B shares owned are convertible. The numbers listed in the Series A column, however, do not reflect the Series A shares that may be deemed to be beneficially owned by the person listed because of this convertibility feature. If the Series A total included shares into which Series B shares held are convertible, the persons listed would be deemed to be the beneficial owners of the following percentages of the Series A shares: Robert Decherd, 6.4%; Jim Moroney, 3.4%; Dealey Herndon, 2.7%; and all directors and executive officers as a group, 13.7%. All other persons listed would be deemed to beneficially own less than 1% of the Series A shares. These percentages are calculated by taking the person’s number of combined Series A and Series B shares as reflected in the table above and dividing that number by the sum of (a) the Series A shares issued and outstanding, plus (b) the total of Series B shares owned by the person as reflected in the table above, plus (c) the person’s exercisable Series A stock options plus shares issuable upon the vesting and payment of restricted stock unit (“RSU”) awards listed in footnote (3) to the table.

The family relationships among the directors and named executive officers are as follows: Robert Decherd and Dealey Herndon are brother and sister. Jim Moroney is their second cousin.

The following shares are included in the individual’s holdings because the individual has either sole or shared voting or dispositive power with respect to such shares.

Dunia Shive — 20,824 Series A shares owned by Dunia and her husband as to which she shares voting and dispositive power.

Guy Kerr — 75,074 Series A shares owned by Guy and his wife as to which he shares voting and dispositive power.

Henry Becton — 8,168 Series A shares held by a limited liability company of which Henry is a partial owner.

Robert Decherd — 13,980 Series A shares held in trust for which Robert serves as trustee and 81,600 Series B shares held by a charitable foundation established by Robert and his wife for which he serves as chairman and a director. Robert disclaims beneficial ownership of these shares. Robert’s holdings also include 23,159 Series B shares owned by him and his wife as to which he shares voting and dispositive power.

Dealey Herndon — 100,000 Series A shares owned by her and her husband as to which she shares voting and dispositive power.

Jim Moroney — 136,645 Series A shares held by Moroney Family Belo, LLC, a limited liability company for which Jim serves as manager; 29,800 Series A shares held by a family charitable foundation for which Jim serves as trustee; 40,000 Series A shares held by the Estate of Helen W. Moroney, of which Jim is the executor; 2,454,977 Series B shares held by Moroney Preservation Limited, a family limited partnership for which Jim serves as manager; and 52,100 Series B shares held in a family trust and for which Jim has sole voting authority. He disclaims beneficial ownership of these shares except to the extent of his pecuniary interest. Jim shares voting and dispositive power with respect to 480 Series B shares owned by him and his wife.

Wayne Sanders — 25,000 Series A shares owned by him and his wife as to which he shares voting and dispositive power.

Mac Tichenor — 10,000 Series A shares owned by him and his wife as to which he shares voting and dispositive power.

Dennis Williamson — 114,427 Series A shares owned by him and his wife as to which he shares voting and dispositive power.

(2)	Jim Moroney’s holdings include 2,051 Series A shares and 1,000 Series B shares owned by him and which are subject to a pledge.

(3)	The number of shares shown in the table above includes (a) shares held in the Belo Savings Plan (or, with respect to Robert Decherd and Jim Moroney, in the A. H. Belo Savings Plan) at March 17, 2011, (b) shares that could be purchased by exercise of options exercisable on March 17, 2011 or within 60 days thereafter (to and including May 16, 2011) under Belo’s equity compensation plans, and (c) shares that could be received upon the vesting and payment of RSU awards to and including May 16, 2011 (60 days after the record date), as follows:

					Net Shares Issuable
					Upon Vesting &
	Shares Held in		Exercisable		Payment of RSU
	Belo Savings Plan(*)		Stock Options		Awards
Name	Series A	Series B	Series A	Series B	Series A	Series B

Dunia A. Shive	3,633	—	—	579,360	—	—
Carey P. Hendrickson	2,053	—	—	101,530	—	—
Peter L. Diaz	—	—	—	217,520	—	—
Guy H. Kerr	1,720	—	—	347,120	—	—
Henry P. Becton, Jr.	—	—	—	61,119	28,443	—
Judith L. Craven, M.D., M.P.H.	—	—	—	61,119	2,059	—
Robert W. Decherd	5,468	—	—	1,300,789	7,443	—
Dealey D. Herndon	—	—	—	61,119	7,443	—
James M. Moroney III	4,909	—	—	388,969	7,443	—
Wayne R. Sanders	—	—	—	53,924	7,443	—
M. Anne Szostak	—	—	—	44,125	7,443	—
McHenry T. Tichenor, Jr.	—	—	—	—	5,384	—
Lloyd D. Ward	—	—	—	83,739	7,443	—
Dennis A. Williamson	2,490	—	—	285,500	—	—
All directors, director nominees and executive officers as a group (14 persons)	20,273	0	0	3,585,933	80,544	0

*	Shares are held in the A. H. Belo Savings Plan with respect to Robert Decherd and Jim Moroney.

(4)	Pursuant to SEC rules, the percentages in the table are calculated by taking the number of shares indicated as beneficially owned by the listed person or group and dividing that number by the sum of (a) the number of issued and outstanding shares in each series or the combined series, as applicable, plus (b) the number of shares of each series or the combined series, as applicable, that the person or group may purchase through the exercise of stock options or receive upon the vesting and payment of RSU awards as indicated in footnote (3) to the table.

Belo Corp. Stock Ownership of Other Principal Shareholders (greater than 5%)

Shares of Common Stock Beneficially Owned
And Percentage of Outstanding Shares as of December 31, 2010 (1) (2)
(except as noted in footnotes below)
					Combined		Combined
	Series A		Series B		Series A and Series B		Series A and Series B
Name and Address	Number	Percent	Number	Percent	Number	Percent	Votes	Percent

Optimum Investment Advisors, LLC(3)	6,374,504	6.8%	—	**	6,374,504	6.2%	6,374,504	3.3%
100 South Wacker Drive, Suite 2100
Chicago, IL 60606

FMR LLC; Fidelity Management & Research Company; Pyramis Global Advisors Trust Company; and
Edward C. Johnson III(4)	5,887,753	6.3%	—	**	5,887,753	5.7%	5,887,753	3.0%
82 Devonshire Street Boston, MA 02109
BlackRock, Inc.(5)	4,992,988	5.4%	—	**	4,992,988	4.8%	4,992,988	2.5%
40 E. 52nd Street New York, NY 10022
John L. (Jack) Sander(6) 10751 E. Cottontail Scottsdale, AZ 85255	30,220	**	602,000	5.5%	632,220	**	6,050,220	3.0%

**	Less than 1%

(1)	Series B shares are convertible at any time on a share-for-share basis into Series A shares but not vice versa. For purposes of determining the number of Series A shares beneficially owned by the persons listed, the person may be deemed to be the beneficial owner of the Series A shares into which the Series B shares owned are convertible. The numbers listed in the Series A column, however, do not reflect the Series A shares that may be deemed to be beneficially owned by the person listed because of this convertibility feature.

(2)	Pursuant to SEC rules, the percentages above are calculated by taking the number of shares indicated as beneficially owned by the listed person or group and dividing that number by the sum of (a) the number of issued and outstanding shares in each series or the combined series, as applicable, plus (b) the number of shares of each series or the combined series, as applicable, that the person or group may purchase through the exercise of stock options as indicated in the notes to the table.

(3)	Based upon information contained in its report on Form 13G for the calendar year ended December 31, 2010, as filed with the SEC on January 18, 2011, Optimum Investment Advisors, LLC has sole voting authority and sole investment and dispositive power with respect to all of these shares.

(4)	Based upon information contained in Amendment No. 1 to its report on Form 13G for the calendar year ended December 31, 2010, as filed with the SEC on February 14, 2011, FMR LLC, through control of its subsidiaries, Fidelity Management & Research Company and Pyramis Global Advisors Trust Company, and Mr. Johnson each has sole voting authority with respect to 271,860 of these shares and sole dispositive authority with respect to all of these shares. Certain FMR subsidiaries also provide employee benefit plan services to the Company. See “Certain Relationships” on page 49 of this proxy statement.

(5)	Based upon information contained in its report on Form 13G for the calendar year ended December 31, 2010, as filed with the SEC on February 2, 2011, BlackRock, Inc. through its subsidiaries, BlackRock Japan Co. Ltd., BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Australia Limited, BlackRock Advisors, LLC, BlackRock Financial Management, Inc., BlackRock Investment Management, LLC, and BlackRock International Limited, has sole voting authority and sole investment and dispositive power with respect to all of these shares.

(6)	John L. (Jack) Sander is a former Vice Chairman of the Company. As of December 31, 2010, his holdings included 602,000 Series B shares that could be purchased by the exercise of stock options issued to him under

Belo’s stock plans. If his Series A shares total included shares into which his Series B shares beneficially owned are convertible, he would be deemed to be the beneficial owner of less than 1% of the Series A shares.

Equity Compensation Plan Information

The following table provides information regarding Series A and Series B common stock authorized for issuance under Belo’s equity compensation plans as of December 31, 2010; the amounts set out in the table do not include any adjustment for risk of forfeiture:

(c)
Number of
Securities
Remaining
	(a)		(b)		Available for
	Number of		Weighted-		Future
	Securities		Average		Issuance
	to be Issued		Exercise		Under Equity
	Upon Exercise		Price of		Compensation
	of Outstanding		Outstanding		Plans (excluding
	Options,		Options,		Securities
	Warrants		Warrants and		reflected in
	and Rights(1)		Rights(2)		column (a))(3)
Plan Category	Series A	Series B	Series A	Series B	Series A or Series B

Equity Compensation Plans Approved by Shareholders	1,433,368	9,565,648	—	$15.50	3,996,331
Equity Compensation Plans Not Approved by Shareholders(4)	—	—	—	—	—
Total	1,433,368	9,565,648	—	$15.50	3,996,331

(1)	Shares of Series A common stock are potentially issuable under outstanding RSU grants and shares of Series B common stock are reserved for issuance under outstanding option grants.

(2)	RSUs are valued as of the date of vesting and have no exercise price. Consequently, they are not included in the calculation of weighted average exercise price.

(3)	Belo’s equity compensation plans allow the Compensation Committee to designate at the time of grant that awards will be settled in either Series A or Series B common stock.

(4)	All of Belo’s equity compensation plans under which Series A or Series B common stock is authorized for issuance were approved by its shareholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Federal securities laws require that Belo’s executive officers and directors, and persons who own more than ten percent of a registered class of Belo common stock, file reports with the SEC within specified time periods disclosing their beneficial ownership of Belo common stock and any subsequent changes in beneficial ownership of Belo common stock. These reporting persons are also required to furnish us with copies of these reports. Based on information provided to us by these reporting persons or otherwise, we believe that all filings required to be made by the reporting persons during 2010 were made on a timely basis, except the reporting on Form 5 by Henry Becton of gifts in September 2009 of 3,226 Series A shares between two family trusts for which he served as co-trustee and is a contingent beneficiary.

PROPOSAL ONE: ELECTION OF DIRECTORS

Belo’s bylaws provide that the Board of Directors comprises five to 10 directors, divided into three classes, approximately equal in number, with staggered terms of three years so that the term of one class expires at each annual meeting. The bylaws further provide that a director will retire on the date of the annual meeting of shareholders next following his or her 68th birthday.

Selection, Qualifications and Experience of Directors

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying director candidates and making recommendations to the Board. The Board is ultimately responsible for nominating candidates for election to the Board. The Committee employs a variety of methods for identifying and evaluating director nominees. Candidates may come to the Committee’s attention through current Board members, shareholders, or other persons. In evaluating director candidates, the Committee considers a variety of criteria, including an individual’s character and integrity; business, professional, and personal background; skills; current employment; community service; and ability to commit sufficient time and attention to activities of the Board. The Committee also may take into account any specific financial, technical, or other expertise and the extent to which such expertise would complement the Board’s existing mix of skills and qualifications. The Committee considers these criteria in the context of the perceived needs of the Board as a whole. (For more information regarding the Nominating and Corporate Governance Committee and the nominee selection and evaluation process, please see “Corporate Governance — Committees of the Board — Nominating and Corporate Governance Committee” on page 23 of this proxy statement.)

Based on a review of the background and experiences of the directors, we believe that each of our directors, including those proposed for election to the Board at the 2011 annual meeting, possesses the professional and personal qualifications necessary for service on the Belo Board of Directors. In the individual biographies below, we have highlighted particularly noteworthy attributes of each Board member that led to the Board’s conclusion that the person should serve as a director, in light of Belo’s business and structure. In addition, we note that several of our directors reside in local Belo markets which, together with the length of service to the Company, has provided them with significant exposure to both our business and the communities in which we operate.

Nominees for Belo Directors

The following candidates are nominated by the Board and each is an incumbent director most recently elected at the 2008 annual meeting. The independence of each director is addressed under “Corporate Governance — Director Independence” on page 22. Class I directors will be eligible to serve a three-year term until the 2014 annual meeting.

Each independent director serves on each of the three standing committees of the Board (Audit, Compensation, and Nominating and Corporate Governance); Mr. Decherd, Mr. Moroney, Mrs. Herndon, and Ms. Shive do not serve on any standing committee of Belo’s Board of Directors.

Class I Directors (Current terms expire at Belo’s 2011 annual meeting)

Robert W. Decherd	Director since March 1976
Age 59	Non-Executive Chairman of the Board

Robert Decherd served as Belo’s Chairman and Chief Executive Officer from January 1987 until February 2008, when he assumed the role of non-executive Chairman. Robert has been chairman, president and Chief Executive Officer of A. H. Belo since December 2007. Robert served as president of Belo from January 1985 through December 1986 and again from January 1994 through February 2007. From January 1984 through December 1986, he served as Chief Operating Officer. Robert has been a member of the board of directors of Kimberly-Clark Corporation since 1996, and served as that company’s lead director from 2004-2008. He serves on the Advisory Council for Harvard University’s Center for Ethics, and the Board of Visitors of the Columbia University Graduate School of Journalism. From 2002 to March 2006, Robert served as a member of the FCC’s Media Security and Reliability Council, which was part of former President Bush’s Homeland Security initiative.

As a result of these and other professional experiences, Robert possesses extensive knowledge and experience in the media industry as well as related regulatory agencies and practices and industry organizations. Robert also has significant public company board experience (including lead director and audit committee chairmanship experience), all of which serve to strengthen the Board’s collective qualifications, skills, and experience.

Dunia A. Shive	Director since February 2008
Age 50

Dunia Shive has served as president and Chief Executive Officer of Belo since February 2008. She was president and Chief Operating Officer from November 2007 to February 2008 and served as an executive vice president from December 2000 through January 2006. Since joining Belo in May 1993, Dunia has held several senior positions with the Company, including president/Media Operations from February 2006 through November 2007, executive vice president/Media Operations from January 2004 through December 2004, Chief Financial Officer from December 2000 through December 2003, and senior vice president/Chief Financial Officer from July 1998 until December 2000. Dunia serves as a member of the National Association of Broadcasters Television board of directors, the Television Operators Caucus, the Maximum Service Television board of directors, the Associated Press board of directors, and the NBC Affiliates board of directors.

As a result of these and other professional experiences, Dunia has particular knowledge and experience in the media industry and in accounting, finance, capital markets, strategic planning and risk management that strengthen the Board’s collective qualifications, skills, and experience.

M. Anne Szostak	Director since October 2004
Age 60	Compensation Committee Chair

Since June 2004, Anne Szostak has been president and chief executive officer of Szostak Partners, LLC, a consulting firm that advises businesses on strategic and human resources issues. From February 1998 until her retirement in June 2004, Anne served as executive vice president of FleetBoston Financial, a diversified financial services company (now part of Bank of America). She served as director of Human Resources and Diversity of Fleet from February 1998 until June 2004 and served as chairman and chief executive officer of Fleet Bank-Rhode Island from 2001 to 2003. During her 31-year career with Fleet, she held several executive positions. Anne has served as a director of Tupperware Brands Corporation since 2000, SFN Group, Inc. (formerly Spherion Corporation) since 2005, and Dr Pepper Snapple Group, Inc. since 2008. She served as a director of ChoicePoint Inc. from 2005 to 2008. Anne is a Governor and Chairman Emeritus of the Boys and Girls Clubs of America. Anne is also a member of the boards of directors of The Rhode Island Foundation and Women & Infants Hospital.

Anne has extensive knowledge and experience in banking and finance, human resources and development, risk management, organizational leadership and design, and board practices of other public companies (including lead director, compensation committee chairmanship and audit committee experience) that strengthen the Board’s collective qualifications, skills, and experience.

Vote Required for Approval

The affirmative vote of a plurality of the voting power represented at the annual meeting and entitled to vote is required for the election of directors. This means that the nominees receiving the highest number of votes cast for the number of positions to be filled are elected. For additional information, please see “What number of votes is required to approve each proposal?” on page 5 of this proxy statement.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR Proposal One, for the election of each of the nominees named in this proxy statement.

Directors Continuing in Office

Information regarding our directors continuing in office is provided below.

Class II Directors (Terms expire at Belo’s 2012 annual meeting)

Henry P. Becton, Jr.	Director since May 1997
Age 67	Nominating and Corporate Governance Committee Chairman Lead Director

Henry Becton served as president of WGBH Educational Foundation, a public broadcasting organization, from 1984 until October 2007, when he was named vice chairman. He served as WGBH’s general manager from 1978 until 1999. He has served as a director of Becton Dickinson and Company since 1987 and has served as its lead director since 2008. Since 1990, Henry has been a trustee or director of 47 DWS Fund investment companies or trusts advised by Deutsche Bank. Henry served as a director of The Providence Journal Company from 1992 to 1997. Henry is a trustee and former chairman of the Association of Public Television Stations and is a member of the boards of directors of the PBS Foundation, Public Radio International, and Public Radio Exchange.

Henry’s extensive media industry experience, his current and past roles as a chairman and director of many media industry organizations, his accounting and finance knowledge, and his public company board, business and financial experience (including lead director, audit committee chairmanship and financial expert, compensation committee and governance committee experience) all serve to strengthen the Board’s collective qualifications, skills, and experience.

James M. Moroney III	Director since February 2008
Age 54

Jim Moroney has served as executive vice president of A. H. Belo since December 2007 and continues to serve as publisher and Chief Executive Officer of The Dallas Morning News, a position he has held since June 2001. Previously, Jim held several executive positions with Belo, including president of Belo Interactive, Inc. from its formation in May 1999 until June 2001, executive vice president of Belo from July 1998 through December 1999, with responsibilities for finance, treasury, and investor relations, and president/Television Group from January 1997 through June 1998, with responsibility for the operations of all of Belo’s television stations. Jim presently serves on the boards of the Newspaper Association of America, American Press Institute, The Dallas Foundation, Cistercian Preparatory School in Dallas and the State Fair of Texas.

Jim’s extensive knowledge and experience in the media industry, finance, technology, and his broad leadership and business experience gained through his service as a member of private and non-profit boards all serve to strengthen the Board’s collective qualifications, skills, and experience.

Lloyd D. Ward	Director since July 2001
Age 62

Lloyd Ward has been chairman of BodyBlocks Nutrition Systems, Inc., a manufacturer of snack food and beverages, since April 2003. Since January 2010, he has also served as chairman and chief executive officer of CleanTech Solutions Worldwide, LLC, an environmental recycling venture, and, since September 2006, he has served as chief executive officer and general manager of Yuanzhen Org Dairy Co. Ltd., an Inner Mongolia Sino-American Joint Venture producing organic milk in China. Lloyd was chief executive officer and secretary general of the United States Olympic Committee from October 2001 until March 2003, and was chairman and chief executive officer of iMotors from January 2001 until May 2001. He was chairman and chief executive officer of Maytag Corporation from August 1999 to November 2000, president and chief operating officer from 1998 to August 1999, and executive vice president from 1996 to 1998.

As a result of these and other professional experiences, Lloyd has significant knowledge of and experience in leading both large public and private organizations, marketing/branded consumer products, finance, and capital markets that strengthen the Board’s collective qualifications, skills, and experience.

Class III Directors (Terms expire at Belo’s 2013 annual meeting)

Judith L. Craven, M.D., M.P.H.	Director since December 1992
Age 65

Judy Craven currently serves on the boards of directors of SYSCO Corporation, Luby’s, Inc., three Sun America Mutual Fund companies, and two Variable Annuity Life Insurance Company of America mutual fund companies. Judy was a member of the board of regents of The University of Texas System from March 2001 through November 2007 and, from July 1992 until her retirement in October 1998, Judy served as president of the United Way of the Texas Gulf Coast. From 1983 to 1992, she was dean of the School of Allied Health Sciences of the University of Texas Health Science Center at Houston, and from 1987 to 1992 was vice president of multicultural affairs for the University of Texas Health Science Center.

Judy’s broad leadership experience, her knowledge of board practices of other public companies, and her extensive experience in education and community affairs, coupled with her length of service on our Board and knowledge of our business and industry, strengthen the collective qualifications, skills, and experience of the Belo Board.

Dealey D. Herndon	Director since May 1986
Age 64

Dealey Herndon is a project management expert with a specialty in project and construction management of large historic preservation projects. She is currently employed by the State Preservation Board of the State of Texas as project manager for the Governor’s Mansion Restoration following a major fire in 2008. From 1995 until the business was sold in 2006, she was president and majority owner of Herndon, Stauch & Associates, an Austin-based firm that managed commercial, public, and non-profit construction projects. From 1991 to 1995, she was executive director of the State Preservation Board of the State of Texas and managed the comprehensive Texas Capitol Preservation and Extension Project through its completion. In addition to leadership roles with a number of non-profit organizations, Dealey has served on the Chancellor’s Council Executive Committee for the University of Texas System and was a member of the University of Texas at Austin Development Board through 2008. Dealey has served as a director of A. H. Belo Corporation since 2007 and is a trustee emeritus of the National Trust for Historic Preservation.

In addition to her knowledge of the Company, its business and the media industry gained through her Belo Board service, Dealey’s leadership and project management skills in overseeing major construction and restoration projects, insight and experience gained through the development and management of her own business, and her significant experience serving as a director of public and private companies and non-profit organizations (including audit committee experience), strengthen the Board’s collective qualifications, skills, and experience.

Wayne R. Sanders	Director since May 2003
Age 63	Audit Committee Chairman

Wayne Sanders has been the non-executive chairman of Dr Pepper Snapple Group, Inc. since May 2008. Wayne is the former chairman and chief executive officer of Kimberly-Clark Corporation. He served as president and chief executive officer of Kimberly-Clark from 1991 until September 2002 and as chairman of the board from 1992 until February 2003. Wayne joined Kimberly-Clark in 1975 and held other senior positions prior to 1991. He has served as a director of Texas Instruments Incorporated since 1997. Wayne serves as national trustee and as a Governor of the Boys and Girls Clubs of America.

Wayne has significant experience and knowledge in the leadership of large organizations, accounting, finance, capital markets, risk management, operations and marketing, as well as significant public company board experience (including audit committee chairmanship and compensation committee experience) that strengthen the Board’s collective qualifications, skills, and experience.

McHenry T. Tichenor, Jr.	Director since August 2009
Age 55

Mac Tichenor is a private investor and Executive Director of WWWW Foundation, Inc. (Quad W), a 501(c)(3) foundation established in 2007 in memory of his son to support innovative ideas in higher education and sarcoma research. From September 2003 until January 2005, Mac served as executive vice president and as president/Radio Division of Univision Communications, Inc., a leading Spanish-language media company in the United States. He served as chairman, president, and chief executive officer of Hispanic Broadcasting Corporation, one of the largest Spanish-language radio broadcasting companies in the United States, from 1997 until 2003 when it merged with Univision. Prior to that, from 1981 until 1997, he served as president of Tichenor Media System, a family-owned company. Mac served on Univision’s board of directors from September 2003 until 2007 and as a director of HFF, Inc. (a provider of commercial real estate and capital markets services) from February 2007 until May 2009. He is a member of The University of Texas at Austin McCombs School of Business Advisory Council, a member of the World Presidents’ Organization, a member of the MD Anderson Cancer Center board of visitors, is active on various boards of the University of Texas at Austin, and is a member of the board of directors of NGM Biopharmaceuticals, Inc.

Mac’s extensive experience in and knowledge of the media industry, Spanish-language media, other public company board practices (including audit committee and nominating and corporate governance committee experience), accounting, finance and capital markets, serve to strengthen the Board’s collective qualifications, skills, and experience.

PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP served as Belo’s independent auditors for the year ended December 31, 2010. The Audit Committee has appointed Ernst & Young LLP to serve in such capacity for 2011, and as a matter of good corporate governance has determined to submit the appointment of Ernst & Young LLP for ratification by the shareholders. If the shareholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will consider the appointment of other independent registered public accounting firms.

Representatives of Ernst & Young LLP will be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions presented at the annual meeting.

The table below sets forth the Ernst & Young LLP fees related to the audits of our financial statements for the years ended December 31, 2010 and December 31, 2009 and the reviews of our financial statements for the quarterly periods within those years, and all other fees Ernst & Young LLP has billed us for services rendered during the years ended December 31, 2010 and December 31, 2009:

	2010	2009

Audit Fees (consist of the audit of the annual consolidated financial statements, reviews of the quarterly consolidated financial statements, procedures to attest to the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002, and assistance with SEC filings)	$615,000	$727,000	(1)

Audit-Related Fees (consist of audits of employee benefit plans and consultations on financial accounting and reporting, and an annual subscription to EYOnline)	$174,660	$223,495

Tax Fees (consist of assistance with the preparation of federal and state tax returns and consultations related to the tax implications of certain transactions)	$72,500	$90,500

All Other Fees	$—	$—

(1)	A total of $152,000 of this amount is attributable to services related to Form 8-K and Form S-3 filings with the SEC.

The Audit Committee has adopted a policy and procedures that set forth the manner in which the Audit Committee will review and approve all services to be provided by Ernst & Young LLP before the firm is retained to provide such services. The policy requires Audit Committee pre-approval of the terms and fees of the annual audit services engagement, as well as any changes in terms and fees resulting from changes in audit scope or other items. The Audit Committee also pre-approves, on an annual basis, other audit services, and audit-related and tax services set forth in the policy, subject to estimated fee levels pre-approved by the Committee. Any other services to be provided by the independent auditors must be separately pre-approved by the Audit Committee. In addition, if the fees for any pre-approved services are expected to exceed by 5% or more the estimated fee levels previously approved by the Audit Committee, the services must be separately pre-approved by the Committee. As a general guideline, annual fees paid to the independent auditors for services other than audit, audit-related, and tax services should not exceed one-half the dollar amount of fees to be paid for these three categories of services collectively. The Audit Committee has delegated to the Committee chairman and other Committee members the authority to pre-approve services in amounts up to $500,000 per engagement. Services pre-approved pursuant to delegated authority must be reported to the full Committee at its next scheduled meeting. The Company’s Chief Financial Officer reports periodically to the Audit Committee on the status of pre-approved services, including projected fees. All of the services reflected in the above table were approved by the Audit Committee.

Vote Required for Approval

The affirmative vote of a majority of the voting power represented at the annual meeting and entitled to vote on this proposal is required for approval.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR Proposal Two, the ratification of the appointment of Ernst & Young LLP as Belo’s independent registered public accounting firm.

PROPOSAL THREE: APPROVAL OF ADVISORY RESOLUTION
ON EXECUTIVE COMPENSATION (SAY-ON-PAY)

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) provides Belo shareholders with a vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.

The Company and the Belo Board of Directors recognize that executive compensation is an important matter for our shareholders. This proposal, commonly known as a “say-on-pay” proposal, gives you, as a shareholder, the opportunity to endorse or not endorse on an advisory basis our 2010 executive compensation programs and policies and the compensation paid to the named executive officers. The “Compensation Discussion and Analysis” (“CD&A”) section starting on page 28 of this proxy statement together with the executive compensation tables starting on page 35 of this proxy statement and related disclosures set forth the compensation paid to our named executive officers for 2010.

As described in more detail in the CD&A section, the Compensation Committee of the Belo Board of Directors oversees the Company’s overall executive compensation structure, policies and programs, and has responsibility for establishing, implementing and monitoring adherence to the Company’s compensation philosophy. The Compensation Committee strives to set the compensation of the Company’s executive officers to be competitive and to be consistent with the Company’s strategy, sound corporate governance principles, and shareholder interests and concerns. The core of the Company’s compensation philosophy has been and continues to be to structure our compensation programs so that the compensation our executive officers receive meets the Company’s objectives of a competitive compensation program as outlined in the CD&A. In particular, the Compensation Committee strives to make cash and equity awards based on performance metrics that are directly linked to financial performance and retention.

As described in the CD&A, we believe our compensation program is strongly aligned with the long-term interests of our shareholders. As you consider this proposal, we urge you to read the CD&A section and the tabular and narrative disclosures on executive compensation for additional details on executive compensation, including the more detailed information about the Company’s compensation philosophy and objectives and the past compensation of our named executive officers.

As discussed in the CD&A contained in this proxy statement, the Compensation Committee of the Board believes that executive compensation for 2010 is justified by the performance of the Company in an extremely difficult environment, is reasonable and reflects the Committee’s carefully considered approach.

In accordance with recently adopted Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as a matter of good corporate governance, we are asking our shareholders to approve the following advisory resolution at the 2011 annual meeting of shareholders:

“RESOLVED, that the shareholders of Belo Corp. (“Belo” or the “Company”) approve, on an advisory basis, the compensation of Belo’s named executive officers as disclosed in the “Compensation Discussion and Analysis” section, the Summary Compensation Table and the related compensation tables, notes and narrative contained in the 2011 proxy statement.”

Vote Required for Approval

The affirmative vote of a majority of the voting power represented at the annual meeting and entitled to vote on this proposal is required for advisory approval of this proposal.

The advisory vote under this Proposal Three is non-binding on the Company and its Board of Directors. The vote will not overrule any decisions by the Company or the Board, will not create or imply any change to the fiduciary duties on the part of the Company or the Board, and will not create or imply any additional fiduciary duty on the part of the Company or the Board. Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinions of our shareholders, and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR Proposal Three, approval of the advisory resolution on executive compensation.

PROPOSAL FOUR: ADVISORY VOTE ON THE FREQUENCY OF
FUTURE SAY-ON-PAY VOTES (SAY-ON-FREQUENCY)

Related to the advisory “say-on-pay” vote addressed in Proposal Three above, and in accordance with the recently adopted Section 14A of the Exchange Act, we are asking our shareholders to vote, on an advisory, non-binding basis, on how frequently future advisory votes on executive compensation should occur. By voting on this Proposal Four, shareholders may indicate whether they would prefer an advisory vote on executive compensation once every one, two, or three years. Shareholders may also abstain from voting on this proposal.

After careful consideration, the Company has determined that holding an advisory vote on executive compensation every three years is the most appropriate policy for the Company, and recommends that shareholders vote for future say-on-pay advisory votes to occur every three years (a triennial vote). We believe that this frequency is appropriate for a number of reasons. Most significantly, our compensation programs are designed to reward long-term performance and to take into account the cyclical nature of the Company’s businesses which fluctuates with advertising demand relating, for example, to election years, the Olympics and other major U.S. sports events. Thus, we encourage our shareholders also to evaluate our executive compensation programs over a multi-year horizon and to review the compensation of our named executive officers over the past three years, as reported in the Summary Compensation Table on page 35 of this proxy statement. In addition, we believe that a triennial advisory vote on executive compensation reflects the appropriate time frame to enable the Compensation Committee and the Board of Directors to evaluate the results of the most recent advisory vote on executive compensation, to discuss the implications of that vote, to develop and implement any adjustments to our executive compensation programs that may be appropriate in light of a past advisory vote on executive compensation, and for shareholders to see and evaluate any such adjustments to our executive compensation programs.

The Board of Directors is aware of and took into account views that some have expressed in support of conducting an annual advisory vote on executive compensation. We are aware that some shareholders believe that annual advisory votes will enhance or reinforce accountability. However, we have been in the past and will in the future continue to be open in our communications with our shareholders on a number of topics and in various forums. Thus, we view the advisory vote on executive compensation as an additional, but not exclusive, means for our shareholders to communicate with us regarding their views on the Company’s executive compensation programs. In addition, because our executive compensation programs have typically not changed materially from year-to-year absent severe changes in economic conditions and are designed to operate over the long-term and to enhance long-term performance, we are concerned that an annual advisory vote on executive compensation could lead to a near-term perspective inappropriately bearing on our executive compensation programs. Finally, although we currently believe that holding an advisory vote on executive compensation every three years will reflect the right balance of considerations in the normal course, we will periodically reassess that view and can provide for an advisory vote on executive compensation on a more frequent basis if changes in our compensation programs or other circumstances suggest that such a vote would be appropriate.

Vote Required for Approval

The affirmative vote of a majority of the voting power represented at the annual meeting and entitled to vote on this proposal is required for advisory approval of this proposal. Shareholders are not voting to approve or disapprove the Board’s recommendation. The advisory vote under Proposal Four is non-binding on the Company and its Board of Directors. The vote will not overrule any decisions by the Company or the Board of Directors, will not create or imply any change to the fiduciary duties on the part of the Company or the Board of Directors and will not create or imply any additional fiduciary duty on the part of the Company or the Board. Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinions of our shareholders, and will carefully consider the outcome of the vote when making future decisions regarding the frequency of advisory votes on executive compensation for our named executive officers.

Recommendation of the Board of Directors

With respect to Proposal Four, the Board of Directors recommends that shareholders vote to conduct future advisory say-on-pay votes every THREE YEARS.

CORPORATE GOVERNANCE

Introduction

Our Board periodically reviews and evaluates Belo’s corporate governance policies and practices in light of the Sarbanes-Oxley Act of 2002 and subsequent legislation, SEC regulations, corporate governance listing standards adopted by the New York Stock Exchange (“NYSE”), and evolving best practices. The Board has formalized its corporate governance guidelines, approved a code of business conduct and ethics applicable to Belo’s directors, management and other Belo employees, and adopted a charter for each Board committee. The Nominating and Corporate Governance Committee reviews Belo’s corporate governance guidelines and Board committee charters annually and recommends changes to the Board as appropriate. Our corporate governance documents are posted on our Web site at www.belo.com under “About Belo — Corporate Governance,” and are available in print, without charge, upon written or oral request to Belo Corp., Attention: Secretary, 400 South Record Street, Dallas, Texas 75202, (214) 977-6606. Belo’s corporate governance documents codify our existing corporate governance practices and policies.

Director Independence

To assist it in making determinations of a director’s independence, the Board has adopted independence standards, which are set forth in Belo’s corporate governance guidelines, the applicable portion of which is attached to this proxy statement as Appendix B. These standards incorporate the director independence criteria included in the NYSE listing standards, as well as additional, more stringent criteria established by the Board. The Board has determined that the following directors are independent under these standards: Henry Becton, Judy Craven, Wayne Sanders, Anne Szostak, Mac Tichenor, and Lloyd Ward. Each of the Audit, Compensation, and Nominating and Corporate Governance Committees is composed entirely of independent directors. In accordance with SEC requirements, NYSE listing standards and the independence standards set forth in Belo’s corporate governance guidelines, all members of the Audit Committee meet additional independence standards applicable to audit committee members.

Meetings of the Board

The Board held six meetings in 2010. Each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings held by the Board and (2) the total number of meetings held by all committees on which he or she served. Directors are expected to attend annual meetings of shareholders, and all of the current directors attended the 2010 annual meeting.

Committees of the Board

Each of the Board’s standing committees consists of independent directors Henry Becton, Judy Craven, Wayne Sanders, Anne Szostak, Mac Tichenor, and Lloyd Ward.

The Belo Board has the following committees:

Audit Committee.  Wayne Sanders chairs the Audit Committee. The Audit Committee is responsible for the appointment, compensation, and oversight of the independent auditors. The Audit Committee also represents the Board in overseeing Belo’s financial reporting processes, and, as part of this responsibility, consults with our independent auditors and with personnel from Belo’s internal audit and financial staffs with respect to corporate accounting, reporting, and internal control practices. The Audit Committee met six times during 2010.

The Board has determined that at least one member of the Audit Committee meets the NYSE standard of having accounting or related financial management expertise. The Board has also determined that at least one member of the Audit Committee, Wayne Sanders, the chairman of the Audit Committee, meets the SEC criteria of an “audit committee financial expert.”

Compensation Committee.  Anne Szostak chairs the Compensation Committee. The Compensation Committee evaluates the performance of the Chief Executive Officer and sets his or her compensation level based on this evaluation. The Compensation Committee also approves the compensation of the other executive officers and compensation for non-management directors, and administers, among other plans, the Company’s 1995 Executive Compensation Plan, 2000 Executive Compensation Plan, Amended and Restated 2004 Executive Compensation Plan (collectively, “Executive Compensation Plans”), The G. B. Dealey Retirement Pension Plan, the Belo Savings Plan, the Change in Control Severance Plan, the Pension Transition Supplement Plan, and the Pension Transition Supplement Restoration Plan. The Committee also has responsibility for senior executive succession planning. The Compensation Committee met five times during 2010.

To assist the Committee and management in assessing and determining appropriate, competitive compensation for our executive officers and directors, the Committee annually engages an outside compensation consultant. Starting in February 2007, the Compensation Committee has annually engaged Mercer Human Resource Consulting (“Mercer”), a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. (“Marsh”), as its compensation consultant. The scope of Mercer’s engagement is to assist the Committee with its responsibilities related to the Company’s executive and Board-level compensation programs. For additional information regarding the operation of the Compensation Committee, including the role of consultants and management in the process of determining the amount and form of executive compensation, see the Company’s CD&A below.

Mercer’s fees for executive compensation consulting to the Committee in 2010 were $105,600. These fees and the engagement of Mercer for executive compensation consulting services were pre-approved by the Committee in accordance with its Compensation/Benefits Consulting Services Pre-Approval Policy adopted in 2009. The Company has had a long-standing relationship with Mercer and/or its Marsh affiliates to provide other services, unrelated to executive compensation. These services include actuarial services, consulting, and data management for the Company’s retirement plans, and health and welfare plans, as well as services related to the Company’s property, casualty, and general liability risk analysis and insurance programs. The aggregate expense for these other services in 2010 was $234,600, exclusive of insurance premiums. The decision to engage Mercer or its Marsh affiliates for these other services unrelated to executive compensation consulting was made by Company management, and these services and related fees were not separately approved by the Compensation Committee or the Board.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee is chaired by Henry Becton, who also serves as the Board’s Lead Director. The responsibilities of the Nominating and Corporate Governance Committee include the identification and recommendation of director candidates and the review of qualifications of directors for continued service on the Board. The Nominating and Corporate Governance Committee also has responsibility for shaping Belo’s corporate governance practices, including the development and periodic review of the corporate governance guidelines and the Board committee charters. The Nominating and Corporate Governance Committee met three times in 2010.

In evaluating director nominees, the Nominating and Corporate Governance Committee considers a variety of criteria, including an individual’s character and integrity; business, professional, and personal background; skills; current employment; community service; and ability to commit sufficient time and attention to the activities of the Board. It also may take into account any specific financial, technical or other expertise and the extent to which such expertise would complement the Board’s existing mix of skills and qualifications. The Committee considers these criteria in the context of the perceived needs of the Board as a whole and seeks to achieve a diversity of backgrounds and perspectives on the Board. The Board does not have a formal diversity policy, but does endeavor to comprise itself of members with a broad mix of professional and personal backgrounds. The Committee assesses the effectiveness of its criteria and its efforts at achieving a diversity of backgrounds and perspectives on the Board when evaluating and recommending new director candidates.

The Nominating and Corporate Governance Committee employs a variety of methods for identifying and evaluating director nominees. The Committee reviews the size and composition of the Board as part of the annual Board evaluation process and makes recommendations to the Board as appropriate. If vacancies on the Board are anticipated, or otherwise arise, the Nominating and Governance Committee considers various potential candidates for director. Candidates may come to the Committee’s attention through current Board members, shareholders, or other persons.

The policy of the Nominating and Corporate Governance Committee, as set forth in Belo’s corporate governance guidelines, is to consider a shareholder’s recommendation for nominee(s) when the shareholder supplies the information required for director nominations under the advance notice provisions set forth in Article II of Belo’s bylaws within the time periods set forth in such Article of the bylaws. Shareholders desiring to submit a nomination for director should consult Belo’s bylaws, which are available upon request. The Committee evaluates shareholder-recommended nominees based on the same criteria it uses to evaluate nominees from other sources.

After the Nominating and Corporate Governance Committee identifies a potential candidate, there is generally a mutual exploration process, during which Belo seeks to learn more about a candidate’s qualifications, background, and level of interest in Belo, and the candidate has the opportunity to learn more about Belo. A candidate may meet with members of the Nominating and Corporate Governance Committee, other directors, and senior management. Based on information gathered during the course of this process, the Nominating and Corporate Governance Committee makes its recommendation to the Board. If the Board approves the recommendation, the candidate is nominated for election by Belo’s shareholders. On occasion, the Board elects a director between annual meetings of shareholders. In those instances, the new director is nominated for re-election by Belo’s shareholders at the first annual meeting after his or her interim election to the Board.

The Board convenes executive sessions of non-management directors without Company management at each regularly-scheduled meeting. The Lead Director is responsible for presiding at the executive sessions of the non-management directors. In addition, the independent directors meet in executive session at least annually. Board committee chairs preside at executive sessions of their respective committees.

Board Leadership Structure

In connection with the Company’s spin-off of A. H. Belo in 2008, the Belo Board decided to separate the positions of Chairman of the Board and Chief Executive Officer as it believes this Board leadership structure aligns with the current composition and experience of the Company’s Board. Robert Decherd, the Company’s former Chief Executive Officer, serves as non-executive Chairman of the Board, and Dunia Shive serves as president and Chief Executive Officer. The Board believes that having our former Chief Executive Officer serve as non-executive Chairman of the Board is appropriate because of his familiarity with the Company’s business. In addition, the Board has established the position of Lead Director in order to continue to provide a designated leadership role for an independent director on Board matters. Currently, Henry Becton serves as Lead Director. In addition to presiding at meetings of the non-management directors, the Lead Director has the authority to call executive sessions of the independent directors; serves as a liaison between the Chairman, the CEO, and the independent directors; provides input on the agenda for Board meetings; and chairs the Nominating and Corporate Governance Committee.

The Board is responsible for determining the appropriate Board leadership structure and evaluates the continued appropriateness of its leadership structure from time to time. The Board has determined that the current leadership structure, which consists of one individual serving as non-executive Chairman of the Board, one individual serving as Chief Executive Officer, and one individual serving as Lead Director, is effective and appropriate for the Company’s current needs.

Board Risk Oversight

At least annually, Company management provides the Audit Committee with a report regarding its enterprise risk assessment. The report identifies areas of enterprise risk, and aligns managerial and Board-level oversight, including at the Board committee level, and responsibility with various categories of risk. In order to prepare the report, the Company’s Internal Audit department interviews Belo business leaders at the corporate and operating unit level about the risk factors identified by the Company in its SEC filings, as well as other potential risks, to confirm Internal Audit’s baseline risk assessment. In addition, in 2010, the Company increased the scope of its risk assessment process by surveying general managers, directors of sales, and controllers at operating units that were not visited as part of the Company’s annual Internal Audit plan. The risk assessment results were reviewed with management to determine if any future adjustments to the audit plan were needed.

The Audit Committee discusses the report’s findings with management. The Audit Committee oversees management’s risk assessment, including reviewing the Company’s risk portfolio and evaluating management’s approach to addressing identified risks. As specified in the Audit Committee’s charter, one of the specific duties and responsibilities of the Audit Committee is to review and discuss the Company’s policies with respect to risk assessment and risk management. While the Audit Committee has primary oversight responsibility for the risk assessment and management process, various other committees of the Board also have responsibility for oversight of risk management. For example, our Human Resources department and Compensation Committee consider the risks associated with our compensation policies and practices, as discussed below. The Nominating and Corporate Governance Committee oversees risk associated with the Company’s governance structure and processes.

The Board is kept informed of its committees’ risk oversight and related activities primarily through attendance at committee meetings and management reports. In addition, the Audit Committee escalates issues related to risk oversight to the full Board as appropriate so that the Board is appropriately informed of developments that could affect the Company’s risk profile and other aspects of its business. The Board also considers specific risk topics in connection with strategic planning and other matters. While the Board’s role in oversight of Company risk is not determinative of its leadership structure, the Board’s leadership structure helps facilitate risk assessment and review by independent directors under the leadership of the independent Lead Director.

Compensation Risk Assessment.  Our Human Resources department, together with the Company’s Finance, Internal Audit, Risk Management and Legal departments and independent compensation consultants, have reviewed our compensation policies and practices to determine whether those policies and practices present a significant risk to the Company. The results of this review were communicated to the Compensation Committee. Our annual incentive compensation plans have appropriate limits that discourage excessive risk taking. In addition, all leadership level employees who are in a position to affect significant policies, practices or projects have both short-term and long-term compensation at risk, which the Company believes discourages excessive risk taking and encourages supervision of risk-related activities by other employees. Our compensation policies and practices reward consistent, long-term performance by weighting leadership compensation to long-term incentives that reward operating, financial, and share price performance. Based on this review, we have concluded that Belo’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company.

Compensation Committee Interlocks and Insider Participation

Henry Becton, Judy Craven, Wayne Sanders, Anne Szostak, Mac Tichenor, and Lloyd Ward served as members of Belo’s Compensation Committee during 2010. Anne Szostak has chaired the Committee since May 2009. No member of the Compensation Committee during 2010 was a current or former officer or employee of Belo or had any relationship with Belo requiring disclosure under the caption “Certain Relationships.” None of Belo’s executive officers served as a director or as a member of the compensation committee (or other committee serving an equivalent function) of any other entity that had an executive officer serving as a director or as a member of Belo’s Compensation Committee during 2010.

Audit Committee Report

As described more fully in our written charter, which is posted on the Company’s Web site at www.belo.com under “About Belo — Corporate Governance,” the Audit Committee represents the Board in its oversight of Belo’s financial reporting processes. In this context, the Audit Committee has reviewed and discussed with management and Ernst & Young LLP, the Company’s independent auditors, Belo’s audited consolidated financial statements and the audit of the effectiveness of Belo’s internal control over financial reporting. The Audit Committee has discussed with Ernst & Young LLP various matters, including the firm’s judgments as to the quality of Belo’s accounting principles and other matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee has received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and has discussed with the firm its independence from Belo and our management team.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in Belo’s Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the SEC.

Respectfully submitted,

Audit Committee
Wayne R. Sanders, Chairman
Henry P. Becton, Jr.
Judith L. Craven, M.D., M.P.H.
M. Anne Szostak
McHenry T. Tichenor, Jr.
Lloyd D. Ward

Communications with the Board

The Company has a process for shareholders and other interested parties to communicate with the Board. These parties may communicate with the Board by writing c/o the corporate Secretary, 400 South Record Street, Dallas, Texas 75202. Communications intended for a specific director or directors (such as the Lead Director or non-management directors) should be addressed to his, her, or their attention c/o the corporate Secretary at this address. Communications received from shareholders are provided directly to Board members at, or as part of the materials mailed in advance of, the next scheduled Board meeting following receipt of the communications. The Board has authorized management, in its discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening, or similarly inappropriate. Advertisements, solicitations for periodical or other subscriptions, and other similar communications generally are not forwarded to the directors.

EXECUTIVE OFFICERS

Belo’s executive officers as of December 31, 2010 were as follows:

Name	Office Held as of December 31, 2010	Office Held Since

Dunia A. Shive	President and Chief Executive Officer	2008	(1)

Carey P. Hendrickson	Senior Vice President/Chief Financial Officer and Treasurer	2010	(2)

Peter L. Diaz	President/Media Operations	2010	(3)

Guy H. Kerr	Executive Vice President/Law and Government and Secretary	2007	(4)

(1)	Member of the Board of Directors. (See “Nominees for Belo Directors” above for additional information.)

(2)	Carey Hendrickson, age 48, has served as senior vice president/Chief Financial Officer and Treasurer of Belo since March 2010. He was senior vice president/Chief Accounting Officer from November 2007 through February 2010. Prior to that, Carey served as vice president/Human Resources from May 2007 until November 2007, as vice president/Investor Relations and Corporate Communications from November 2004 until May 2007, and as vice president/Investor Relations from January 2000 through October 2004. Carey began his career with KPMG and was the director of financial planning for Republic Financial Services before joining Belo in 1992.

(3)	Peter Diaz, age 54, has served as president/Media Operations since April 2010. Previously, he served as executive vice president/Television Operations from November 2007 through March 2010, overseeing the Company’s television and cable news operations. He served as senior vice president of Belo from February 2006 until November 2007 and as president and General Manager of KHOU-TV in Houston from January 1999 through January 2006. Peter joined Belo in 1984.

(4)	Guy Kerr, age 58, has been executive vice president/Law and Government since November 2007 and has been secretary since June 2000 when he joined Belo. He served as senior vice president/Law and Government from July 2003 through November 2007 and senior vice president/General Counsel from June 2000 until July 2003. From 1985 until June 2000, Guy was a partner in the law firm of Locke Liddell & Sapp LLP (now known as Locke Lord Bissell & Liddell LLP) in Dallas, Texas. In that capacity, Guy worked on most of Belo’s major corporate business transactions.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following highlights and summarizes information regarding executive compensation and does not purport to contain all of the information that is necessary to gain an understanding of our executive compensation policies and decisions. Please carefully read the entire CD&A section and the compensation tables and related disclosures that follow for a more complete understanding of our executive compensation program.

Highlights of 2010

Belo Corp. continued to take significant steps to manage its business in an economy that has been slow to recover overall. The Company’s advertising revenue in 2010 rebounded from a very depressed 2009, aided by recovery in spot advertising and incremental political revenue. The management team continues to focus aggressively on the continued alignment of expenses with revenue to allow the Company to achieve a sustained level of profitability for its shareholders.

The Company produced significantly improved results in 2010 over 2009. Key results of the year included:

•	revenue increased over 16%;

•	net earnings for the year exceeded $86 million, reversing a loss in 2009 that was due to a significant impairment charge; and

•	station adjusted EBITDA of $278 million and station adjusted EBITDA margin of 40% were significant improvements over 2009.

During 2010, the Company and A. H. Belo agreed to split The G. B. Dealey Retirement Pension Plan (the “Pension Plan”) and implemented the split effective January 1, 2011. Completion of the Pension Plan split enables the companies to manage their respective pension plans in accordance with their own considerations and strategy.

In 2010, the Company made certain key changes in the design and administration of its executive compensation program to improve the efficiency and effectiveness of the process. Changes were also made to recognize and reward the results of 2010, while remaining prudent in the management of our operating costs. Key changes included:

•	realigned and consolidated our decision-making process such that all key decisions (salary, cash incentive bonus, and long-term incentives) are made primarily in the first quarter of the year, instead of granting equity awards at the end of the performance year;

•	restored or partially restored the reduction in base salary made in 2009; and

•	revised our annual cash incentive program such that achievement of our business plan produced an incentive payout at 75% of the target bonus opportunity, which is an increase over the 50% of target level used in 2009. This structure was used in recognition of only a partial economic recovery in our business, although improved over the previous year. The Company’s strong results versus plan yielded a maximum bonus for the year.

Overview of Compensation Program

The Compensation Committee (“Committee”) of the Belo Board of Directors oversees the Company’s overall compensation structure, policies and programs, and has responsibility for establishing, implementing and monitoring adherence to the Company’s compensation philosophy. For 2010, the primary management liaisons to the Committee were Dunia Shive, the Company’s president and Chief Executive Officer (“CEO”), and Bill Hamersly, vice president/Human Resources.

Compensation Objectives

The Company’s compensation policies have several important objectives:

•	establish a competitive compensation program;

•	attract and retain high-caliber executive talent in positions that most directly affect the Company’s overall performance;

•	motivate and reward executives for achievement of the Company’s financial and non-financial performance objectives;

•	encourage coordinated and sustained effort toward maximizing the Company’s value to its shareholders; and

•	align the long-term interests of executives with those of the Company’s shareholders.

The emphasis on some of these objectives has varied somewhat from year to year as the Company adjusts to the applicable economic operating environment.

Setting Executive Compensation

Role of the Compensation Committee.  The Committee oversees our executive compensation program, establishing and monitoring our overall compensation strategy to ensure that executive compensation supports our business objectives. In carrying out its responsibilities, the Compensation Committee, with assistance from its compensation consultant, reviews and determines the compensation (including salary, annual incentive, and long-term incentives) of our CEO and the other named executive officers of the Company. For a more complete description of the responsibilities of the Compensation Committee, see “Corporate Governance — Committees of the Board” beginning on page 22 of this proxy statement.

Role of the Compensation Consultant.  To assist the Committee and management in assessing and determining appropriate, competitive compensation for our executive officers, the Committee annually engages an outside compensation consultant. Since February 2007, Mercer Human Resource Consulting LLC (“Mercer”) has been retained for this purpose. Mercer reports directly to the Chair of the Compensation Committee. Design and assessment services provided by Mercer include periodic analysis of the market for total compensation of the named executive officers, including assistance in the determination of appropriate levels on long-term incentives. Mercer provides ongoing advice to the Committee with respect to executive compensation-related trends and developments within the Belo peer group, as well as best practices in broader industry, regulatory developments with respect to executive compensation and related issues, and external developments that may have an impact on Belo and its compensation programs. Mercer is also available to the Committee to provide assistance in responding to any compensation-related shareholder proposals and to maintain ongoing dialogue with the Committee Chair, attend Committee meetings as requested, and advise the Committee on any other executive compensation matters as requested by the Committee from time to time, including director compensation.

In December 2009, the Committee adopted a pre-approval policy that requires the Committee or the Committee Chair to pre-approve certain executive compensation consulting services and other compensation and benefit consulting services provided by the Committee’s compensation consultant. For information regarding amounts paid to Mercer or its affiliates unrelated to executive compensation consulting, see “Corporate Governance — Committees of the Board — Compensation Committee” beginning on page 22 of this proxy statement.

Role of Management.  The development of proposals and recommendations for our 2010 compensation programs for our NEOs other than the CEO was handled primarily by the CEO, and the Company’s senior Human Resources executives. Management recommendations were reviewed and approved by the Compensation Committee. Proposals and recommendations for the CEO’s compensation were developed directly by the Compensation Committee, with input from Mercer, without involvement by the CEO.

Surveys and Determination of the Market.  In setting executive salaries for 2010, no formal review of market survey data was done. The Company’s decision to restore the reductions in salary made in 2009 was based on improved operating conditions. In a few cases where additional increases in salary were given to reflect increased responsibilities and/or promotions and when determining the share pool for usage under long-term incentive plans, these decisions were made based on internal equity considerations and market data gathered in 2008. The data gathered in 2008 reflected information from the following group of companies:

The E.W. Scripps Company	Gray Television Inc.	Hearst-Argyle Television, Inc.
Journal Communications, Inc.	LIN TV Corp.	Media General, Inc.
Nexstar Broadcasting Group	Sinclair Broadcast Group, Inc.	Tribune Broadcasting

As in prior years, given the limited size of this peer group (as discussed last year), selected data were also taken from the Towers Perrin 2009 Media Survey (“Media Survey”) and the 2009 Mercer Benchmark Database (“General Industry Data”) to supplement the decision-making process.

Elements of 2010 Executive Compensation

For 2010, the principal elements of compensation for Belo NEOs were:

•	base salary;

•	annual cash incentive opportunity;

•	long-term equity incentive compensation; and

•	retirement and other benefits.

The annual cash incentives (annual performance bonus) and long-term equity-based incentive compensation are provided under the Belo Amended and Restated 2004 Executive Compensation Plan (referred to as the “ECP” or the “2004 Plan”), which was approved by the Company’s shareholders in 2004 and re-approved by the Company’s shareholders at the 2009 annual meeting. Officers of the Company and its subsidiaries, including Belo’s CEO and its other executive officers, are eligible to participate in the ECP. The Committee establishes an annual performance-based incentive pool for each executive officer, as permitted by the ECP and in compliance with the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). This performance pool (3% of Belo’s consolidated adjusted net income for Ms. Shive and 1.5% of Belo’s consolidated adjusted net income for each of Mr. Hendrickson, Mr. Diaz and Mr. Kerr) provides a maximum amount for the grant of awards of cash and time-based equity incentives under the ECP that are not earned through financial performance targets, and is designed to allow for tax deductibility of the compensation awarded within the pool. It is from this pool that the Committee may approve annual cash awards of up to 25% of the target bonus allocation attributable to non-financial performance objectives and time-based restricted stock units.

Base Salary.  Historically, base salaries for our NEOs were reviewed annually, with adjustments made based on performance and available market compensation information. As stated earlier, in April 2009, based on continuing economic challenges, base salaries of all ECP participants were reduced by 5%, including the NEOs. These NEO salary reductions were restored in 2010. The Company’s decision to restore the salary reductions made in 2009 was based on improved operating conditions. In addition, salary increases of 14.4% and 23.8% were made to the salaries of Messrs. Diaz and Hendrickson, respectively, to reflect their expanded duties. Mr. Hendrickson was promoted to senior vice president/Chief Financial Officer in March 2010, and Mr. Diaz was promoted to president/Media Operations in April 2010. In setting executive salaries for 2010, no formal review of current market survey data was done. Following the restorations and increases, the base salaries for Ms. Shive, Mr. Hendrickson and Mr. Diaz were below the market median and the base salary for Mr. Kerr was above the median relative to the market data gathered in 2008.

Annual Cash Incentive Opportunity.  Consistent with our objective of motivating and rewarding executives for achievement of the Company’s financial and non-financial performance objectives, each executive officer is eligible to receive annual cash incentive compensation based on financial and non-financial performance objectives established in the annual financial plan, as submitted to the Compensation Committee and the Board at the beginning of the year. These performance objectives are established for each of our executive officers at the beginning of each year. The financial performance objectives vary from year to year and reflect the cyclical nature of the Company’s businesses due to fluctuating advertising demand, for example, relating to election years, the Olympics and other U.S. sports events, in addition to taking into consideration industry factors that include changes in media usage habits by consumers and advertisers. Non-financial performance objectives establish a direct relationship between executive officer annual performance priorities and the overall strategic direction of the Company.

In December 2009, the Committee established 2010 target bonus opportunities expressed as a percentage of base salary for each of the NEOs as follows: Ms. Shive, 90%; Mr. Hendrickson, 40%; Mr. Diaz, 55%; and Mr. Kerr 55%. All of these targets were between market median and 75th percentile relative to the market data gathered in 2008 except for Mr. Hendrickson, who was below the median in light of his brief initial tenure in the CFO position.

Of the target bonus opportunities available to each executive officer, 75% is measured against the financial performance of the Company, specifically earnings per share (“EPS”) for 2010, as adjusted. The remaining 25% is earned through the achievement of non-financial objectives established for each individual executive. Achievement of both financial and non-financial objectives is payable within a range from zero to a maximum of 200% of the underlying target amount.

The Committee believes that linking bonus opportunity directly to financial performance, with an opportunity to earn a 200% payout of target bonus amount if maximum performance is achieved, provides participants with significant motivation to achieve the Company’s financial objectives while providing specific non-financial objectives for each executive serves to reward strategic and other accomplishments that benefit the long-term success of the organization.

Financial Performance Component.  Historically, performance at “plan” yielded a bonus at 100% of the target award opportunity. However, given that the Company’s financial plan for 2010 was below historic levels due to expected economic conditions, management recommended and the Committee approved a structure for 2010 where performance at “plan” produced an incentive payout at 75% of the target bonus opportunity rather than 100%. The rest of the payout scale was recalibrated accordingly. The resulting 2010 EPS goals based on the Company’s financial plan are shown in the table below.

Performance		Opportunity Payout
Level	2010 EPS Goal	Based on Achievement

Maximum	$0.63	200%
Target	$0.57	100%
Plan	$0.54	75%
Threshold	$0.46	0%

The Compensation Committee determined 2010 EPS to be $0.82 for this purpose, which exceeded the maximum performance level. The EPS results reflect adjustments made at the discretion of the Compensation Committee related to unplanned retransmission revenue, tax refund-related items, and performance-based compensation expense. Without the adjustment, EPS as reported by the Company was $0.83. The Compensation Committee confirmed the financial performance results achieved for 2010 and awarded the financial performance component of the annual cash incentive for the executive officers at 200% of target. Based on financial performance, annual incentive payouts for this component were $1,046,250 for Ms. Shive; $180,000 for Mr. Hendrickson; $412,500 for Mr. Diaz; and $412,500 for Mr. Kerr.

Non-Financial Performance Component.  The 2010 individual non-financial objectives for Ms. Shive and the other named executive officers encompassed objectives related to strategic investments and relationships; human resource initiatives, including organizational alignment, leadership talent, compensation and benefits of non-executive employees; asset and operations reviews; separation of the Pension Plan; investor relations; risk management; and, other matters. At the end of 2010, Ms. Shive and the other executive officers provided the directors with self-assessments of their individual performance with respect to their non-financial objectives. The Committee discussed this information and the evaluations of Ms. Shive submitted by each director. Based on this and other information, the Committee determined to award Ms. Shive a bonus amount of $261,563 for achievement of most of her individual non-financial objectives for 2010.

As to the other named executive officers, each of whom reports to Ms. Shive, she evaluated their individual 2010 performance, discussed her evaluations with the Committee, and recommended bonus awards for each at the maximum level. Based on this and other information, the Committee determined to award the named executive officers other than Ms. Shive the following bonus amounts for achievement of substantially all of their respective 2010 individual non-financial objectives: Mr. Hendrickson ($60,000); Mr. Diaz ($137,500); and Mr. Kerr ($137,500).

Additionally, as disclosed in the Company’s 2010 proxy statement, in March 2010, Dennis Williamson was granted a special award of $200,000 in recognition of his 27 years of service to Belo Corp. (and its predecessors) and to commemorate his retirement from the Company effective March 5, 2010.

Long-Term Equity Incentive Compensation.  Historically, the Company has awarded long-term equity incentive grants, or LTI compensation, to executive officers as part of its overall compensation package. These awards are designed to offer competitive compensation that encourages the retention and motivation of key executives, and rewards them based upon market-driven results. Generally, the Committee determines each executive officer’s intended annual LTI compensation value, and then determines the allocation of the LTI compensation award among the types of equity instruments available under the ECP, which include stock options, time-based restricted stock units (“TBRSUs”), performance-related restricted stock units (“PBRSUs”), and a variety of other forms of LTI. The Committee believes these awards support the Company’s compensation objectives as follows: stock options encourage and reward strong stock price performance, thus aligning executive’s interests with those of shareholders, TBRSUs encourage executives to remain with the Company and to focus on its long-term success, and PBRSUs reward financial and operating performance. Additional details on these awards are outlined below.

Stock Option Awards.  Generally, stock option awards are granted for shares of Belo Series B common stock at an exercise price equal to the closing market price of Belo’s Series A common stock on the date of grant. Option awards to executive officers and other eligible Company employees vest 40% on the first anniversary of the date of grant, an additional 30% on the second anniversary, and the remaining 30% on the third anniversary of the date of grant. All options expire on the tenth anniversary of the date of grant.

Time-Based Restricted Stock Unit Awards.  TBRSUs awarded to ECP participants, including executive officers, are based on continued employment with the Company and vest 100% at the end of a three-year period. The Committee believes that the three-year cliff vesting feature of the TBRSUs optimizes the retention benefit of this form of award, and because the ultimate value of the award depends on Belo’s stock price, aligns the recipient’s interest with the maximization of shareholder value. TBRSU awards made to executive officers are granted following determination of the performance incentive pool amount set for each executive, as discussed previously.

Performance-Related Restricted Stock Unit Awards.  PBRSUs may be awarded, and historically have been earned, based upon the same performance criteria, financial performance achievement levels, and payout levels established annually for short-term cash incentives. After the actual number of PBRSUs earned is determined following the close of the fiscal year, the PBRSUs typically vest at a rate of 33 1/3% per year over a three-year period.

2010 Awards.  For 2010, to improve the efficiency and effectiveness of the executive compensation process, Belo made certain adjustments to its past practices with respect to the timing of compensation decisions and actions that affect participants in the ECP so that all elements of executive compensation, and in particular, long-term incentive awards for the NEOs, are established in the first quarter of the year. Previously, the Committee would grant equity at the end of the year based on an assessment of performance over the year. This streamlined approach for decision-making and reporting eliminated the historical two-step approach to granting equity awards that was followed in previous years.

The determination of LTI grant levels for 2010 reflected several factors. Considering the unprecedented decline in the stock market and the impact on the television industry sector, management recommended and the Committee agreed to establish a target pool of shares representing an appropriate dilution level for making LTI award recommendations. In determining the size of the pool of shares, the Company also reviewed the 2008 peer group data, the 2009 Media Survey and the General Industry Data referenced above. Mercer also provided analysis and counsel for this process. However, overall determination as to the size of the pool was based primarily on the Company’s desire to maintain the overall dilutive effect at an acceptable level.

Based primarily on dilution considerations, the Company targeted aggregate LTI awards for all LTI program participants, including the NEOs, that would not exceed 2% dilution of the Company’s outstanding common stock. Utilizing that pool of LTI awards, management then developed LTI award recommendations for eligible LTI program participants, including its NEOs. Management recommended and the Committee determined that LTI awards for 2010 be allocated 50% in stock options and 50% in TBRSUs. Although PBRSUs have been granted in prior years, none were granted for 2010 performance due to the difficulty of setting performance goals in an uncertain environment.

These individual recommendations were further adjusted based on individual performance levels of eligible LTI program participants. These recommendations were presented by management to the Committee, which had full access to Mercer, Ms. Shive and senior Human Resources management who were involved in the formulation of recommendations. The Committee and the non-management members of the Board evaluated the recommendations and the Committee determined the LTI awards for the NEOs. As noted earlier, Ms. Shive did not participate in any discussions regarding the awards for her as the president and CEO.

Changes to Executive Compensation Program for 2011.  The Company granted both TBRSUs and PBRSUs in 2011, with an LTI mix of 40% and 60%, respectively. While cash incentives continue to be measured by EPS performance, the PBRSUs will be earned based on achievement of an adjusted, consolidated EBITDA target set by the Compensation Committee. For 2011, performance at “plan” will yield a bonus at 100% of the target award opportunity for both PBRSUs and cash incentives. The Compensation Committee does not intend to grant stock options to existing management in 2011.

Retirement Benefits.  All Belo employees, including each of the NEOs, are eligible to participate in the Belo Savings Plan, the Company’s qualified 401(k) plan. Prior to April 2009, all employee contributions up to 6% of eligible pay were matched at a rate of 75% by the Company, subject to IRS compensation limits. However, based on the economic challenges experienced by the Company during 2009, the decision was made to suspend Company matching contributions beginning in April 2009. Employees were still afforded the opportunity to make tax-deferred contributions to the Belo Savings Plan and manage the investment of their savings through an independent record keeper. Effective January 1, 2011, the Compensation Committee reinstated Company matching contributions at a rate of 35% on the first 6% of eligible pay, subject to IRS compensation limits.

Through March 31, 2007, the Company offered pension benefits to participating employees through its tax qualified Pension Plan. Effective March 31, 2007, the Pension Plan was frozen and all affected employees were provided with transition benefits, including the granting of five years of additional credited service.

In connection with the freeze of the Pension Plan, Belo adopted two separate defined contribution plans, which are designed to provide supplemental pension benefits over a five-year period for all employees who were participants in the Pension Plan at the time it was frozen. The Belo Pension Transition Supplement Plan, or PTS Plan, is an account-balance plan intended to qualify under the provisions of Section 401(a) of the Internal Revenue Code. The Belo Pension Transition Supplement Restoration Plan (the “PTS Restoration Plan”) is a non-qualified plan and is intended to cover any transition supplement payments that exceed IRS limits to all qualified plan accounts. A participant in either plan must be actively employed on the last day of the plan year in which the contribution was earned in order to receive a contribution.

In response to the difficult financial circumstances of 2009, the Company amended the PTS Plan and PTS Restoration Plan to suspend the 2009 benefit for all plan participants, including the NEOs who participate in the PTS Plan and PTS Restoration Plan, for an undefined period of time. Because the PTS Plan and PTS Restoration Plan were not terminated, this action effectively postponed the termination of the 5-year contribution plan by one year. No amounts were paid or contributed pursuant to the PTS Plan or the PTS Restoration Plan in 2010. Effective January 1, 2010, the PTS Plan and the PTS Restoration Plan (defined below) benefits were reinstated for all participants and accrued benefits for 2010 will be contributed in 2011.

Change in Control and Severance Benefits

Employment Agreements.  The Company does not presently have any individual employment severance agreements with its executive officers.

Change in Control Severance Plan.  The Company provides for severance benefits for designated participants under the Change in Control Severance Plan (the “Severance Plan”). The current participants, as designated by the Compensation Committee, are the continuing NEOs of Belo. Additional participants may be designated by the Committee from time to time. Belo does not design its other elements of compensation in anticipation of a change in control, but instead change in control payments are designed to provide security to executives in the event of job loss in a triggering transaction. The Severance Plan provides for a severance multiple of 2 for the CEO and 1.5 for all other designated participants, and amounts are payable only upon a qualifying termination of employment following a change in control. Additional information regarding the severance and change in control payments, including a definition of key terms and quantifications of benefits that would have been received by our NEOs had a qualifying termination occurred on December 31, 2010, is found under “Change in Control Arrangements and Other Agreements Upon Termination of Employment” beginning on page 43 of this proxy statement. This information also includes the change in control benefits provided through both the ECP and the PTS Restoration Plan.

Tax Treatment

Under section 162(m) of the Internal Revenue Code, the Company generally receives an annual federal income tax deduction for compensation paid to the CEO and the other three most highly paid executives (excluding the CFO) only if the compensation is less than $1 million or is performance-based. The awards granted under the ECP for 2010 are fully tax-deductible since the applicable compensation over $1 million for all covered named executive officers is performance-based. The Company intends to continue seeking a tax deduction to the extent possible for all executive compensation, as long as it is in the best interests of Belo and its shareholders.

Stock Ownership Guidelines

In 2009, the Board established stock ownership guidelines for the Company’s directors and executive officers. Under these guidelines, the required minimum ownership level of common stock of the Company is 75,000 shares for the Company’s CEO, 25,000 shares for each other Section 16-reporting executive officer, and 10,000 shares for each director. For purposes of meeting these ownership guidelines, issued and outstanding RSU shares are counted as shares owned, but shares subject to unexercised stock options are not. The ownership guidelines are to be achieved by the later of August 1, 2014 or the conclusion of the fifth year following such officer’s or director’s first election to such position. See “Belo Corp. Stock Ownership of Directors and Executive Officers” beginning on page 6 for additional information.

Compensation Committee Report

In accordance with its written charter adopted by our Board, the Compensation Committee has oversight of the Company’s overall compensation structure, policies and programs. In exercising its oversight responsibility, the Committee has retained a compensation consultant to advise the Committee regarding market and general compensation trends.

The Committee, after consultation with its compensation consultant, has reviewed and discussed the Compensation Discussion and Analysis (CD&A) with management, which has the responsibility for preparing the CD&A. Based upon this review and discussion, the Committee recommended to our Board that the CD&A be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2010.

COMPENSATION COMMITTEE

M. Anne Szostak, Chair
Henry P. Becton, Jr.
Judith L. Craven, M.D., M.P.H.
Wayne R. Sanders
McHenry T. Tichenor, Jr.
Lloyd D. Ward

SUMMARY COMPENSATION TABLE

The following information summarizes annual and long-term compensation awarded to, earned by or paid to Belo’s principal executive officer, principal financial officers, and its two other most highly-paid executive officers (collectively, the “named executive officers”) for services in all capacities to Belo for the years ended December 31, 2010, 2009 and 2008, respectively.

Summary Compensation Table
							Change in
							Pension
							Value and
							Non-
						Non-Equity	qualified
						Incentive	Deferred
						Plan	Compen-	All Other
				Stock	Option	Compen-	sation	Compen-
Name and		Salary	Bonus	Awards	Awards	sation	Earnings	sation	Total
Principal Position	Year	($)	($)(1)	($)(2)	($)(2)	($)(3)	($)(4)	($)(5)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Dunia A. Shive	2010	$764,567	$—	$769,923	$767,493	$1,307,813	$8,412	$—	$3,618,208
President and Chief	2009	$749,663	$—	$30,550	$—	$—	$11,762	$11,025	$803,000
Executive Officer	2008	$775,000	$—	$—	$38,000	$—	$2,936	$14,950	$830,886

Carey P. Hendrickson	2010	$288,894	$—	$178,164	$177,444	$240,000	$6,750	$—	$891,252
Senior Vice President/ Chief Financial Officer and Treasurer

Peter L. Diaz	2010	$483,038	$—	$276,437	$275,706	$550,000	$48,927	$23,153	$1,657,261
President/Media Operations	2009	$444,962	$—	$15,275	$—	$63,250	$75,663	$7,165	$606,315
	2008	$460,000	$50,000	$—	$19,000	$—	$19,262	$36,685	$584,947

Guy H. Kerr	2010	$493,269	$—	$276,437	$275,706	$550,000	$24,049	$13,867	$1,633,328
Executive Vice President/	2009	$483,654	$—	$14,100	$—	$—	$36,577	$7,788	$542,119
Law and Government and Secretary	2008	$500,000	$—	$—	$17,100	$—	$11,006	$27,968	$556,074

Dennis A. Williamson	2010	$112,207	$200,000	$—	$—	$—	$31,198	$—	$343,405
Former Executive Vice President/	2009	$523,313	$—	$10,575	$—	$—	$102,452	$8,427	$644,767
Chief Financial Officer	2008	$541,000	$—	$—	$11,875	$—	$39,154	$30,475	$622,504
(Retired March 5, 2010)

(1)	The 2008 amount in column (d) for Peter Diaz represents a special bonus received in connection with the spin-off that was paid in August 2008. The 2010 amount in column (d) for Dennis Williamson represents a special retirement bonus paid in March 2010.

(2)	The amounts in columns (e) and (f) reflect the grant date fair value of awards made in 2010, 2009 and 2008 for all share-based compensation issued in the form of TBRSUs and stock options.

The grant date fair value of TBRSU and option awards in 2010 is presented in the “Grants of Plan-Based Awards in 2010” table. For additional discussion on assumptions made in determining the grant date fair value of share-based awards, see also Note 5 “Long-Term Incentive Plan” of the Company’s Notes to Consolidated Financial Statements for the year ended December 31, 2010, filed with the Company’s Annual Report on Form 10-K.

(3)	The 2010 amounts in column (g) above were paid in March 2011 in respect of 2010 performance relative to financial performance and non-financial objectives. The amount in column (g) for 2009 for Mr. Diaz relates to the achievement of certain non-financial performance objectives and other considerations. No other performance-based bonuses were earned by the named executive officers in 2009 or 2008. The Company does not allow for the deferral of any amounts earned by its executives outside of the Belo Savings Plan, a qualified

401(k) plan available to all employees. For further discussion of non-equity incentive compensation, see “Compensation Discussion and Analysis” beginning on page 28 of this proxy statement.

(4)	The amounts in column (h) are comprised of the increase in pension value for each named executive officer for the years ended December 31, 2010, 2009 and 2008.

(5)	Company contributions to the Belo Savings Plan were suspended in 2010 and part of 2009; contributions to the PTS Plan and PTS Restoration Plan were suspended for 2009. Payments reflected in 2010 for the PTS Plan are payments that will be contributed in 2011 in respect of 2010. For 2008, 2009 and 2010, Belo contributed the following amounts to the Belo Savings Plan, the PTS Plan, and the PTS Restoration Plan, which are included in column (i) above:

			Pension	Pension Transition
			Transition	Supplement
		Belo Savings Plan	Supplement Plan	Restoration Plan
Name	Year	Contribution	Contribution	Contribution
		(a)	(b)	(c)

Dunia A. Shive	2010	$—	$—	$—
	2009	$11,025	$—	$—
	2008	$14,950	$—	$—
Carey P. Hendrickson	2010	$—	$—	$—
Peter L. Diaz	2010	$—	$23,153	$—
	2009	$7,165	$—	$—
	2008	$14,950	$15,550	$6,185
Guy H. Kerr	2010	$—	$13,867	$—
	2009	$7,788	$—	$—
	2008	$14,950	$13,018	$—
Dennis A. Williamson	2010	$—	$—	$—
(Retired March 5, 2010)	2009	$8,427	$—	$—
	2008	$14,950	$15,525	$—

For more information, see “Post-Employment Benefits” on page 40 of this proxy statement.

The total value of executive perquisites and personal benefits for 2010 did not exceed $10,000 for any named executive officer.

The following table summarizes cash-based and equity awards that were granted under the ECP during 2010. Dennis Williamson retired March 5, 2010 and did not receive any plan-based awards in 2010.

Grants of Plan-Based Awards in 2010
		Estimated Future Payouts				All Other
		Under Non-Equity			All Other	Option
		Incentive Plan Awards(1)			Stock	Awards:		Grant Date
					Awards:	Number of	Exercise or	Fair Value
					Number of Shares of	Securities	Base Price of	of Stock and
					Stock or	Underlying	Option	Option
	Grant	Plan	Target	Maximum	Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)(2)	(#)(3)	($/Sh)	($)(4)(5)
(a)	(b)	(c)	(d)	(e)	(i)	(j)	(k)	(l)

Dunia A. Shive	3/04/2010	$523,125	$697,500	$1,395,000
	3/04/2010				108,900			$769,923
	3/04/2010					160,900	$7.07	$767,493
Carey P. Hendrickson	3/04/2010	$90,000	$120,000	$240,000
	3/04/2010				25,200			$178,164
	3/04/2010					37,200	$7.07	$177,444
Peter L. Diaz	3/04/2010	$206,250	$275,000	$550,000
	3/04/2010				39,100			$276,437
	3/04/2010					57,800	$7.07	$275,706
Guy H. Kerr	3/04/2010	$206,250	$275,000	$550,000
	3/04/2010				39,100			$276,437
	3/04/2010					57,800	$7.07	$275,706
Dennis A. Williamson (Retired March 5, 2010)	—	$—	$—	$—	—	—	$—	$—

(1)	The Committee established 2010 target bonus opportunities expressed as a percentage of base salary for each of the NEOs as follows: Dunia Shive, 90%; Carey Hendrickson, 40%; Peter Diaz, 55%; and Guy Kerr, 55%. Payouts for 2010 were awarded (i) at 200% of Target based upon 2010 financial performance for all named executive officers and (ii) at 200% of Target for non-financial performance for all named executive officers except Ms. Shive whose payout was at 150% of Target for non-financial performance.

(2)	The stock awards made March 4, 2010 were in the form of TBRSUs, which will vest on the date of the annual earnings release in 2013 for the year ended December 31, 2012, provided the executive remains employed through the vesting date.

(3)	The options awarded March 4, 2010 will vest over a 3-year period as follows: 40% on March 4, 2011, 30% on March 4, 2012, and 30% on March 4, 2012.

(4)	With respect to the option awards made March 4, 2010, the fair value estimates indicated above are based on the market price of a share of Series A common stock on the date of the award, which was $7.07, and a Black-Scholes value of $4.77. The Black-Scholes option pricing model considers the market price on the date of grant, expected dividends, volatility, risk-free interest rates, and the expected life of the option.

(5)	With respect to the stock awards (TBRSUs) made March 4, 2010, the fair value estimates indicated above are based on the market price of a share of Series A common stock on the date of the award, which was $7.07.

For 2010, the proportion of equity-based compensation in relation to total compensation, excluding changes in pension value and above-market interest from non-qualified deferred compensation plans, for each of the named executive officers was as follows: Dunia Shive, 43%; Carey Hendrickson, 40%; Peter Diaz, 34%; and Guy Kerr, 34%. See “Compensation Discussion and Analysis” beginning on page 28 of this proxy statement for a discussion of all components of total direct compensation and objectives for each element, both cash and equity-based awards.

The following table contains information on all Belo Corp. equity awards that were outstanding as of December 31, 2010:

Outstanding Equity Awards at Fiscal Year-End 2010
	Option Awards				Stock Awards
	Number of	Number of			Number of
	Securities	Securities			Shares or	Market Value
	Underlying	Underlying			Units of	of Shares or
	Unexercised	Unexercised	Option		Stock	Units of Stock
	Options (#)	Options (#)	Exercise	Option	That Have	That Have Not
	Exercisable	Unexercisable	Price	Expiration	Not Vested	Vested
Name	(1)	(1)	($)	Date	(#)(2)	($)(3)
(a)	(b)	(c)	(e)	(f)	(g)	(h)

Dunia A. Shive	—	160,900	$7.07	03/04/2020	87,240	$617,659
	140,000	60,000	$1.88	12/05/2018	65,000	$460,200
	30,000		$17.31	12/09/2015	108,900	$771,012
	85,000		$20.18	12/03/2014
	75,000		$22.37	12/05/2013
	76,000		$17.29	12/06/2012
	109,000		$14.32	11/30/2011
Carey P. Hendrickson	—	37,200	$7.07	03/04/2020	9,030	$63,936
	13,650	5,850	$1.88	12/05/2018	6,500	$46,020
	10,000		$17.31	12/09/2015	25,200	$178,416
	17,000		$20.18	12/03/2014
	15,000		$22.37	12/05/2013
	11,000		$17.29	12/06/2012
	20,000		$14.32	11/30/2011
Peter L. Diaz	—	57,800	$7.07	03/04/2020	30,080	$212,966
	70,000	30,000	$1.88	12/05/2018	32,500	$230,100
	16,000		$17.31	12/09/2015	39,100	$276,828
	23,000		$20.18	12/03/2014
	23,000		$22.37	12/05/2013
	22,400		$17.29	12/06/2012
	40,000		$14.32	11/30/2011
Guy H. Kerr	—	57,800	$7.07	03/04/2020	42,120	$298,210
	63,000	27,000	$1.88	12/05/2018	30,000	$212,400
	23,000		$17.31	12/09/2015	39,100	$276,828
	55,000		$20.18	12/03/2014
	50,000		$22.37	12/05/2013
	53,000		$17.29	12/06/2012
	80,000		$14.32	11/30/2011
Dennis A. Williamson (Retired March 5, 2010)	62,500		$1.88	12/05/2018
	27,000		$17.31	12/09/2015
	60,000		$20.18	12/03/2014
	50,000		$22.37	12/05/2013
	36,000		$17.29	12/06/2012
	50,000		$14.32	11/30/2011

(1)	Vesting dates for each outstanding option award for the named executive officers are:

		Dunia A.	Carey P.	Peter L.	Guy H.	Dennis A.
Vesting Date	Exercise Price	Shive	Hendrickson	Diaz	Kerr	Williamson

March 4, 2011	$7.07	64,360	14,880	23,120	23,120	0
December 5, 2011	$1.88	60,000	5,850	30,000	27,000	0
March 4, 2012	$7.07	48,270	11,160	17,340	17,340	0
March 4, 2013	$7.07	48,270	11,160	17,340	17,340	0

All employee stock options become exercisable in increments of 40% after one year and 30% after each of years two and three. The form of ECP award provides for accelerated vesting of equity awards for terminating employees that meet the criteria for early retirement (age 55 or more with three years of service). Guy Kerr meets these criteria. All of Dennis Williamson’s then outstanding option awards fully vested upon his retirement from the Company on March 5, 2010. Upon the occurrence of a change in control (as defined in the ECP), all of the options become immediately exercisable, unless the Board of Directors has adopted resolutions making the acceleration provisions inoperative (or does so promptly following such occurrence).

(2)	The amounts in column (g) reflect unvested TBRSUs that have been earned as of December 31, 2010, but which remain subject to additional vesting requirements that depend upon the executive’s continued employment with the Company.

Scheduled vesting of all outstanding RSU awards for each of the named executive officers is as follows:

		Dunia A.	Carey P.	Peter L.	Guy H.	Dennis A.
Vesting Date	Award Type	Shive	Hendrickson	Diaz	Kerr	Williamson

February 8, 2011	2007 TBRSU	87,240	9,030	30,080	42,120	0
February 1, 2012*	2008 TBRSU	65,000	6,500	32,500	30,000	0
February 1, 2013*	2010 TBRSU	108,900	25,200	39,100	39,100	0

* February 1 is used as a projected earnings release date for purposes of this disclosure. Actual vesting date is the actual earnings release date for the previous completed year ending December 31. The form of ECP award provides for accelerated vesting of equity awards for terminating employees that meet the criteria for early retirement (age 55 or more with three years of service). Guy Kerr meets these criteria. All of Dennis Williamson’s equity awards fully vested upon his retirement from the Company on March 5, 2010, and were settled six months thereafter on September 7, 2010.

(3)	The market value at year-end for outstanding awards still subject to vesting is based on the closing market price of a share of Belo Series A common stock for the year ended December 31, 2010 of $7.08.

Equity Holdings and Value Realization related to Spin-Off of A. H. Belo Corporation.  Effective February 8, 2008, Belo spun off its newspaper businesses to form A. H. Belo. Effective with the spin-off, equitable adjustments were made with respect to stock options and RSUs originally relating to Belo common stock. As a result, securities exercisable for or settled in A. H. Belo’s common stock were issued to each of the Belo named executive officers pursuant to the anti-dilution adjustment provisions of their previously outstanding Belo stock option and RSU awards.

As of year-end 2010, A. H. Belo option awards held by the named executive officers were as follows: Dunia Shive, 75,000; Carey Hendrickson, 14,600; Peter Diaz, 24,880; Guy Kerr, 52,200; and Dennis Williamson, 44,600. All of the options are fully-vested and have exercise prices ranging from $17.92 to $28.01 and expire on or before December 2015.

The scheduled vesting of all outstanding A. H. Belo RSU awards for each of the Belo named executive officers is as follows:

		Dunia A.	Carey P.	Peter L.	Guy H.	Dennis A.
Vesting Date	Award Type	Shive	Hendrickson	Diaz	Kerr	Williamson

February 22, 2011	2007 TBRSU	17,448	1,806	6,016	8,424	0

These RSUs are valued as of the date of vesting. At December 31, 2010, the market value of the outstanding A. H. Belo RSUs held by each of the named executive officers was: Dunia Shive, $151,798; Carey Hendrickson, $15,712; Peter Diaz, $52,339; and Guy Kerr, $73,289. The calculation is based on the closing market price of a share of A. H. Belo Series A common stock on December 31, 2010 of $8.70.

All of Dennis Williamson’s A. H. Belo equity awards fully vested upon his retirement from Belo on March 5, 2010 and were settled six months thereafter on September 7, 2010.

Additional information regarding the A. H. Belo option and RSU awards received by the Belo named executive officers was disclosed in the “A. H. Belo Corporation Outstanding Equity Awards at Fiscal Year-End 2008” table of Belo’s 2009 proxy statement. Any amounts realized by the named executive officers from A. H. Belo option and RSU awards during 2010 are presented below in the “Option Exercises and Stock Vested in 2010” table.

The following table presents information on amounts realized from stock awards vested during 2010. None of the named executive officers exercised any Belo or A. H. Belo options during 2010.

Option Exercises and Stock Vested in 2010
	Stock Awards
	Belo Corp.		A. H. Belo Corporation
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Vesting	on Vesting	Acquired on Vesting	on Vesting
Name	(#)	($)(1)	(#)	($)(2)
(a)	(d)	(e)	(d)	(e)

Dunia A. Shive	38,150	$254,079	7,603	$60,964
Carey P. Hendrickson	6,360	$42,358	1,272	$10,163
Peter L. Diaz	19,470	$129,670	3,895	$31,121
Guy H. Kerr	27,740	$184,748	5,548	$44,329
Dennis A. Williamson	105,544	$626,337	16,610	$118,762

(1)	The value realized upon vesting of these Belo Corp. RSUs is equal to the number of units vesting times the closing market price of a share of Belo Corp. Series A common stock on the vesting date. The vested stock awards represent the February 2007 TBRSU award (the December 2006 TBRSU award with respect to Carey Hendrickson and Peter Diaz); and the final one-third of the December 2006 PBRSU award, all of which vested on February 4, 2010 at a price of $6.66 per share.

For Dennis Williamson, the amounts indicated above also include the accelerated vesting of his Belo Corp. RSUs awarded in December 2007 and March 2009. Based on his status as a key employee, the distribution of these shares was postponed until September 7, 2010, six months following his retirement date of March 5, 2010. The closing market price on the date of settlement was $5.62 per share.

(2)	The value realized upon vesting of these A. H. Belo RSUs is equal to the number of units vesting times the closing market price of a share of A. H. Belo Series A common stock on the vesting date. The vested stock awards represent the February 2007 TBRSU award (the December 2006 TBRSU award with respect to Carey Hendrickson and Peter Diaz); and the final one-third of the December 2006 PBRSU award, which vested on April 15, 2010 at a price of $7.99 per share.

For Dennis Williamson, the amounts indicated above were paid on September 7, 2010, six months following his March 5, 2010 retirement from Belo Corp. The vested awards include awards from December 2006, February 2007, and December 2007. The market price of A. H. Belo Series A common stock on the distribution date was $7.15 per share.

Post-Employment Benefits

Pension Plan.  Through March 31, 2007, Belo offered pension benefits to certain employees through its tax-qualified pension plan, The G. B. Dealey Retirement Pension Plan (the “Pension Plan”). Until July 1, 2000, this non-contributory Pension Plan was available to substantially all Belo employees who had completed one year of service and had reached 21 years of age as of June 30, 2000. The Pension Plan was amended effective July 1, 2000. As a result, new or rehired employees were not eligible to accrue additional benefits in the Pension Plan and individuals who were active participants immediately prior to July 1, 2000 were offered an election to either (1) remain eligible to participate in and accrue benefits under the Pension Plan, or (2) cease accruing benefits under the Pension Plan effective June 30, 2000. Those employees who elected to cease accruing benefits under the Pension Plan became eligible for enhanced benefits under the Belo Savings Plan, a qualified 401(k) plan maintained for substantially all Belo employees. Dunia Shive and Carey Hendrickson each made an election effective July 1, 2000 to cease accruing additional Pension Plan benefits, thereby becoming eligible for enhanced participation in the Belo Savings Plan. Effective March 31, 2007, the Pension Plan was frozen and all affected employees were provided five additional years of credited service and became eligible for transition benefits which are described below under the heading “Pension Transition Benefits.” In addition, beginning April 1, 2007, the participating executives, along with all other former Pension Plan participants who remained active employees with Belo, became eligible for increased matching and profit sharing contributions by the Company under the Belo Savings Plan.

The Pension Plan provides for the payment of a monthly retirement benefit based on credited years of service and the average of five consecutive years of highest annual covered compensation out of the ten most recent calendar years of employment referred to as “final monthly compensation.” The formula for determining an individual participant’s benefit is as follows: 1.1% times final monthly compensation times years of credited service plus .35% times final monthly compensation in excess of covered compensation times years of credited service (up to 35 years). Compensation covered under the Pension Plan includes regular pay plus overtime, bonuses, commissions, and any contribution made by the Company on behalf of an employee pursuant to a deferral election under any benefit plan containing a cash or deferred arrangement. Covered compensation excludes certain non-cash earnings and Belo contributions to the Belo Savings Plan. All participants are fully vested in their accrued benefit in the Pension Plan. Retirement benefits under the Pension Plan are paid to participants upon normal retirement at the age of 65 or later, or upon early retirement, which may occur as early as age 55. An early retirement reduction factor, which is applied to the participant’s normal age 65 monthly benefit, is based on the participant’s Social Security normal retirement age. The percentage reduction factor is the sum of 3.33% times the number of years of payment between ages 55 and 60 increased for each year the Social Security normal retirement age exceeds age 65, plus 6.67% times the number of years between ages 60 and 65 decreased for each year the Social Security normal retirement age exceeds age 65. For example, a participant with a Social Security normal retirement age of 67 who elects to begin receiving pension benefits at age 57 would have a reduction factor of 36.7%.

Pension Transition Benefits.  In connection with the freeze of the Pension Plan, Belo adopted two separate defined contribution plans effective April 1, 2007, which are designed to provide supplemental pension benefits over a five-year period for all employees who were participants in the Pension Plan at the time it was frozen. The PTS Plan is an account-balance plan intended to qualify under the provisions of Section 401(a) of the Code. The PTS Restoration Plan is a non-qualified plan and is intended to cover any transition supplement payments that exceed IRS limits to all qualified plan accounts. For a participant to remain eligible for a contribution, the participant must remain a Belo employee through the last day of a designated plan year. The amount of any contribution is determined by applying an actuarially-determined factor to the participant’s eligible compensation earned during a given plan year. Eligible compensation is limited to $245,000 for 2010 for all participants in the PTS and Restoration Plans.

The Company suspended, with respect to all participants, the 2009 contributions that would have been made to the PTS Plan and PTS Restoration Plan in 2010. Effective January 1, 2010, the PTS Plan and PTS Restoration Plan benefits were reinstated for all participants, with the accrued benefits for 2010 to be contributed in 2011.

The table below presents the present value of each named executive officer’s benefit under the Pension Plan at age 65, based upon credited years of service and covered compensation as of December 31, 2010. Credited years of service includes the additional five years awarded to all active participants in the Pension Plan as of the date the Plan was frozen on March 31, 2007. Each of the named executive officers, except Dunia Shive and Carey Hendrickson, received this five-year credit. For the Pension Plan, Belo uses a December 31 measurement date for financial reporting purposes with respect to the Company’s audited financial statements for the year ending December 31, 2010.

Pension Benefits at December 31, 2010
		Number of
		Years of	Present Value of	Payments
		Credited	Accumulated	During Last
Name	Plan Name	Service (#)(1)	Benefit ($)(2)	Fiscal Year ($)(3)
(a)	(b)	(c)	(d)	(e)

Dunia A. Shive	The G. B. Dealey Retirement Pension Plan	7	$71,353	$—
Carey P. Hendrickson	The G. B. Dealey Retirement Pension Plan	8	$56,218	$—
Peter L. Diaz	The G. B. Dealey Retirement Pension Plan	28	$453,193	$—
Guy H. Kerr	The G. B. Dealey Retirement Pension Plan	12	$245,033	$—
Dennis A. Williamson	The G. B. Dealey Retirement Pension Plan	29	$755,543	$44,903

(1)	The number of credited years of service for Dunia Shive and Carey Hendrickson is based on her/his election effective July 1, 2000 to accept a frozen pension benefit in exchange for enhanced participation in the Belo Savings Plan.

The Company froze benefits under the Pension Plan effective March 31, 2007. As of that date, affected employees were granted five years of additional credited service. The number of years of credited service reflected in column (c) and the present value of accumulated benefit reflected in column (d) include service through March 31, 2007, the date of the freeze and the five-year credit for each named executive officer except Dunia Shive and Carey Hendrickson.

(2)	Amounts indicated in column (d) do not include pension transition supplement payments that the Company has funded into the PTS Plan, a qualified defined contribution retirement plan, and the PTS Restoration Plan, a non-qualified plan. In 2009, pension transition supplement contributions for all participants were suspended, resulting in no contributions to either the PTS or PTS Restoration Plan in 2010. The 2010 contribution amounts for each of the named executive officers, which are expected to be contributed to the PTS Plan by April 2011, are as follows: Peter Diaz, $23,153 and Guy Kerr, $13,867. As noted previously, Dunia Shive and Carey Hendrickson were not active participants in the Pension Plan on March 31, 2007 and, therefore, are not eligible for PTS payments. Following his retirement in March 2010, Dennis Williamson ceased participation in the PTS Plan and he did not qualify for a 2010 PTS Plan payment as he was not employed through the end of the Plan year.

(3)	Dennis Williamson retired from the Company effective March 5, 2010, and began receiving monthly distributions from the Pension Plan effective April 1, 2010.

Belo’s pension costs and obligations are calculated using various actuarial assumptions and methodologies as prescribed under Accounting Standards Codification (ASC) 715 (formerly SFAS 87 — Employers’ Accounting for Pensions, as amended by SFAS 158 — Employers’ Accounting for Defined Benefit Pension and Other Post Retirement Plans). To assist in developing these assumptions and methodologies, Belo uses the services of an independent consulting firm. To determine the benefit obligations, the assumptions the Company uses include, but are not limited to, the selection of the discount rate and projected salary increases. For additional information regarding the valuation methodology and material assumptions used in quantifying the pension benefits, see Note 7 “Defined Benefit Pension and Other Post Retirement Plans” of the Company’s Notes to Consolidated Financial Statements for the year ended December 31, 2010, filed with the Company’s Annual Report on Form 10-K. At

December 31, 2010, Guy Kerr was eligible to receive benefits under the early retirement provisions of the Pension Plan.

Recent Pension Plan Developments.  In October 2010, Belo and A. H. Belo entered into a Pension Plan Transfer Agreement to split the Pension Plan into separately sponsored plans. The split was effective January 1, 2011. As a result, A. H. Belo now sponsors two new pension plans for A. H. Belo participants and is solely responsible for managing and funding future contributions to such plans. Belo remains the sole sponsor for the Pension Plan and is responsible for management and funding contributions for the benefit of Belo participants but no longer A. H. Belo participants. The split of the Pension Plan did not change the amount of the benefits any participant has accrued or is currently receiving. For additional information on this topic, see “Certain Relationships” on page 49 of this proxy statement.

Non-Qualified Deferred Compensation

Pension Transition Supplement Restoration Plan.  As noted above under “Pension Transition Benefits,” effective April 1, 2007, the Belo Board adopted the PTS Restoration Plan as a non-qualified plan to provide the portion of the PTS Plan benefit that cannot be provided under the PTS Plan because of IRS Section 415 defined contribution plan limits. The Company suspended the 2009 contributions to the PTS Restoration Plan that would have been made in 2010. The benefit was reinstated effective January 1, 2010. Participants are allowed to select from a number of market-based nominal investment alternatives for amounts credited to their accounts. Mr. Diaz is the only named executive officer for whom amounts have been credited under the PTS Restoration Plan. For 2010, no contribution will be made to his account. Mr. Diaz’s account had 2010 earnings of $1,087, resulting in a year-end balance of $9,492. Total Company contributions to Mr. Diaz’s account that have been reported in the Company’s prior proxy statements as “All Other Contributions” in the Summary Compensation Table are $6,185. Amounts under the PTS Restoration Plan are distributed upon termination of employment in a lump-sum to the participant.

For the year ended December 31, 2010, the Company did not have any other non-qualified deferred compensation plan in place for any of its employees, including the named executive officers.

Change in Control Arrangements and Other Agreements Upon Termination of Employment

The following descriptions reflect the amount of compensation that would have become payable to each of the named executive officers under existing arrangements if there had been a change in control or the named executive’s employment had terminated on December 31, 2010, given the named executive’s compensation and service levels as of such date and, if applicable, based on the Company’s closing stock price on that date. As used in this section, termination means the termination of a named executive officer’s employment with the Company due to death, disability or retirement at or after age 55 with at least three years of service. These amounts are in addition to benefits that were available without regard to the occurrence of any termination of employment or change in control, including then-exercisable stock options, and benefits available generally to salaried employees. These amounts do not include A. H. Belo equity awards received in connection with the spin-off transaction (see “Equity Holdings and Value Realization related to Spin-Off of A. H. Belo Corporation” on page 39).

Except as described below, at December 31, 2010, the Company did not have individual written agreements with any of the named executive officers that would provide guaranteed payments or benefits in the event of a termination of employment or a change in control. The actual amounts that would be paid upon a named executive officer’s termination of employment or a change in control can be determined only at the time of any such event. Due to the number of factors that affect the nature and amount of any benefits provided upon any such event, the actual amounts paid or distributed may be higher or lower than the amounts set forth in the table that follows. Factors that could affect these amounts include the timing during the year of any such event, the Company’s stock price and the executive’s age.

Severance Plan Change in Control Benefits.  Under the Belo Corp. Change in Control Severance Plan, as amended (the “Severance Plan”), each designated executive is eligible for a total cash payment to be awarded upon termination of employment in connection with a change in control. The circumstances that would result in benefits under the Severance Plan include: (1) the acquisition by a person or group of 30 percent or more of the combined voting power of the Company’s voting securities (excluding voting securities held by Robert Decherd, Belo’s

Chairman of the Board, and voting securities held by any entity over which Robert Decherd has sole or shared voting power); (2) certain changes in the membership of the Company’s Board of Directors that are not approved by the incumbent directors; (3) consummation of a business combination or sale of substantially all of the Company’s assets, unless immediately following such transaction the beneficial owners of shares of Belo’s common stock and other securities eligible to vote immediately prior to the transaction beneficially own more than 60 percent of the combined voting power of the voting securities of the continuing company resulting from such transaction; or (4) approval by Belo shareholders of a plan of liquidation or dissolution. In connection with any actual termination of employment, change in control or otherwise, Belo may determine to enter into or amend other agreements or arrangements that provide additional or alternative benefits that would be payable as a result of such events, as the Compensation Committee or Board determines appropriate.

ECP Change in Control Benefits.  Compensation and benefits under the Company’s ECP may also be affected by a change in control of the Company. Generally under the ECP, a change in control event means the first of the following to occur, unless the Board has adopted a resolution stipulating that such event will not constitute a change in control for purposes of the ECP:

•	Specified changes in the majority composition of the Company’s Board;

•	Specified mergers or sales or dispositions of all or substantially all of the Company’s assets;

•	Shareholder approval of a plan of complete liquidation or dissolution of Belo; or

•	Acquisition of more than 30% of the combined voting power of Company common stock.

Following a change in control, ECP bonuses are paid in full at the higher of target or forecasted full-year results in the year of the change in control; stock options held by participants, including senior management, sales executives and non-employee directors, become fully vested and are immediately exercisable; TBRSUs vest and are payable in full immediately; and PBRSUs vest at the higher of target or forecasted full-year results in the year of the change in control; and all vested units are payable in full immediately.

Pension Transition Supplement Restoration Plan.  Effective April 1, 2007, the Company adopted the PTS Restoration Plan, a non-qualified plan, to provide the portion of PTS Plan benefit that cannot be provided under the PTS Plan because of Code limitations on the amount of qualified plan benefits. Generally under the PTS Restoration Plan, a change in control will occur on the date that there is a:

•	change in ownership in the Company, wherein any person or group acquires more than 50% of the total fair market value or total voting power of Belo stock;

•	change in effective control of the Company, wherein (a) any person or group acquires 30% or more of the total voting power of Belo stock or (b) a majority of the members of Belo’s Board are replaced during any 12-month period by persons not appointed or endorsed by a majority of Belo’s Board prior to the date of such appointment or election; or

•	change in the ownership of a substantial portion of the Assets of the Company, wherein any person or group acquires Belo assets having a total gross fair market value of 40% or more of the total gross fair market value of all Belo assets.

Upon the occurrence of a change in control, as defined in the PTS Restoration Plan, the Compensation Committee has the right, but not the obligation, to terminate the PTS Restoration Plan and distribute the entire balance of participants’ accounts to the participants.

In addition to the change in control provisions in the plans discussed above, the Company has general severance guidelines that may or may not be followed in any particular instance when an executive officer leaves the Company. These guidelines do not entitle executive officers to any specific severance benefit or amount of benefit in the event of termination of employment with the Company. For additional discussion, see “Potential Payments on Change in Control or Upon Termination of Employment at December 31, 2010” table on the following page.

The approximate value of the severance benefits available to each of the named executive officers, excepting Dennis Williamson who retired March 5, 2010, if there had been a termination of employment (as defined) due to death, disability or retirement, or had there been a termination of employment in connection with a change in control (as defined), on December 31, 2010, under the ECP or the Severance Plan, would have been as follows, based on a closing market price of $7.08 per share for the Company’s Series A common stock for the year ended December 31, 2010.

Potential Payments on Change in Control or Upon Termination of Employment
at December 31, 2010
		Death, Disability
		or Retirement
		After Age 55
	Termination/	with Three Years
Name and Description of Benefit	Change in Control	Service(7)
(a)	(b)	(c)

Dunia A. Shive
Non-equity incentives(1)	$1,220,625	$—
Stock options(2)	$313,609	$313,609
Time-based RSUs(3)	$1,848,871	$1,848,871
Performance-related RSUs(4)	$—	$—
Change in control severance plan(5)	$4,034,284	$—

Total	$7,417,389	$2,162,480

Carey P. Hendrickson
Non-equity incentives(1)	$210,000	$—
Stock options(2)	$30,792	$30,792
Time-based RSUs(3)	$288,368	$288,368
Performance-related RSUs(4)	$—	$—
Change in control severance plan(5)	$669,988	$—

Total	$1,199,148	$319,160

Peter L. Diaz(6)
Non-equity incentives(1)	$481,250	$—
Stock options(2)	$156,578	$156,578
Time-based RSUs(3)	$719,894	$719,894
Performance-related RSUs(4)	$—	$—
Change in control severance plan(5)	$1,230,314	$—

Total	$2,588,036	$876,472

Guy H. Kerr
Non-equity incentives(1)	$481,250	$—
Stock options(2)	$140,978	$140,978
Time-based RSUs(3)	$787,438	$787,438
Performance-related RSUs(4)	$—	$—
Change in control severance plan(5)	$1,223,289	$—

Total	$2,632,955	$928,416

(1)	In the event of a change in control, short-term non-equity incentives (cash bonuses) are paid in a lump sum to each executive at the higher of target or actual financial performance based on current full-year forecasted results (taking into consideration actual financial performance to date) and at target for non-financial performance. Cash bonuses are not automatically paid for executives terminating under other circumstances.

(2)	All stock options, vested or unvested, are forfeited immediately in the event an executive is terminated for cause or voluntarily resigns. In the event of a change in control or an executive’s retirement after age 55 with at least three years of service, qualification for long-term disability, or death, vesting of all option holdings is accelerated and all vested options will remain exercisable until the original expiration date of that option (10 years from the date of grant). If any named executive officer is terminated without cause, vested options will remain exercisable for a period of one year from the date of the executive’s termination of employment. Unvested options are forfeited immediately.

(3)	All unvested TBRSUs are forfeited immediately in the event an executive is terminated with or without cause or voluntarily resigns. In the event of a change in control or an executive’s retirement after age 55 with at least three years of service, qualification for long-term disability, or death, vesting of all TBRSUs is accelerated and payment is made as soon as practicable but no earlier than allowable under Section 409a of the Code.

(4)	All unvested PBRSUs are forfeited immediately in the event an executive is terminated with or without cause or voluntarily resigns. In the event of an executive’s retirement after age 55 with at least three years of service, qualification for long-term disability, or death, vesting of all earned but unvested PBRSUs is accelerated and payment is made as soon as practicable but no earlier than allowable under Section 409a of the Code. In the event of a change in control, unearned PBRSUs are earned and paid at the higher of target or actual financial performance based on current full-year forecasted results (taking into consideration actual financial performance to date).

(5)	To determine the amount of the change in control payment, a multiple of 2 for the Chief Executive Officer and 1.5 for all other named executive officers is applied to the sum of the following components: (1) base salary in effect at the time of the change in control; (2) higher of the current target bonus in effect prior to the change in control or the average of the last three years’ bonus payments; (3) employer-provided contributions to the Belo Savings Plan and PTS payments for the current year; and (4) employer cost of medical and dental benefits in excess of employee premiums. In addition to this change in control amount, the employee is also eligible for outplacement services valued at no more than $25,000, plus reimbursement for any legal fees incurred to enforce the participant’s rights under the plan. For each executive, the assumptions for outplacement costs and legal fees in the table above were $25,000 and $0, respectively. To the extent the cash payment and the value related to the acceleration of vesting for outstanding equity awards exceeds 3 times the employee’s average taxable compensation earned during the five years preceding the year of the change in control, excise taxes will be assessed. If all or a portion of the distribution is subject to excise tax, Belo will make a “gross-up” payment to the terminated employee. For 2010, Dunia Shive’s cash payment amount indicated above includes an excise tax gross-up of $1,044,300.

(6)	In addition to payments available under the ECP and the Severance Plan, there are also change in control provisions within the PTS Restoration Plan. Upon the occurrence of a change in control, the Compensation Committee has the right, but not the obligation, to terminate the PTS Restoration Plan and distribute the entire balance of participants’ accounts to the participants. At December 31, 2010, the balance in Peter Diaz’s PTS Restoration Plan account was $9,492. No other named executive officer had a PTS Restoration account balance at December 31, 2010.

(7)	Dennis Williamson retired from Belo on March 5, 2010. Upon his retirement, all of his then outstanding option and other equity awards (TBRSUs) fully vested. Based on his classification as a key employee, the settlement of his TBRSU awards was postponed until September 7, 2010, six months following his retirement date of March 5, 2010. The value realized upon the accelerated vesting of his (a) Belo Corp. TBRSUs was $626,337, based on the closing market price of $5.62 per share for Belo Series A common stock on the settlement date, and (b) A. H. Belo TBRSUs was $118,762, based on the closing market price of $7.15 per share for A. H. Belo Series A common stock on the settlement date. He also received a $200,000 special retirement bonus paid in March 2010.

DIRECTOR COMPENSATION

Director Compensation for 2010

Non-employee directors receive compensation for their Board and committee service; executive officers of the Company who also serve as Belo directors do not receive separate compensation for Board service. Based on recommendations from the Compensation Committee, the Board determines the amount of non-employee director compensation each year and designates the manner in which it is paid. The annual retainer is paid on the date of the Company’s annual meeting of shareholders for service through the date of the next annual meeting. Directors who are initially elected at a time other than at an annual meeting of shareholders receive a proportionate share of compensation relative to the service provided during an ordinary term of service. Vesting and payment dates for equity awards are adjusted to coincide with dates of awards relative to the previous award dates.

During 2010, non-employee directors on the Belo Board received an annual retainer package with a nominal value of $140,000. The annual retainer is for the 2010-2011 term of service beginning May 11, 2010, the date of the 2010 annual meeting of shareholders, through the date of the 2011 annual meeting of shareholders. One-half of the Board’s annual retainer was paid in cash and the remaining one-half was paid in the form of TBRSUs for Belo Series A common stock, the number of which was determined based on the closing market price of Belo Series A common stock on the date of the award. Annual awards for 2010-2011 were made on May 11, 2010.

Directors who served as committee chairs in 2010 received an additional $10,000 in cash. Belo reimburses directors for travel expenses incurred in attending meetings. No additional fee is paid to directors for attendance at Board and committee meetings. Robert Decherd, as non-executive Chairman of the Board, receives an additional $60,000 in annual compensation payable at the beginning of each term of service, while Henry Becton receives $30,000 in additional annual compensation for his role as Lead Director. Dunia Shive, who was an executive officer of the Company during 2010, did not receive separate compensation for Belo Board service.

The following table sets forth compensation for each Belo non-employee director for service as a Belo director during the year ended December 31, 2010:

Non-Employee Director Compensation
	Fees Earned or	Stock
	Paid in Cash	Awards	Total
Name	($)	($)(1)	($)
(a)	(b)	(c)	(h)

Henry P. Becton, Jr.	$110,000	$70,000	$180,000
Judith L. Craven, M.D., M.P.H.	$70,000	$70,000	$140,000
Robert W. Decherd	$130,000	$70,000	$200,000
Dealey D. Herndon	$70,000	$70,000	$140,000
James M. Moroney III	$70,000	$70,000	$140,000
Wayne R. Sanders	$80,000	$70,000	$150,000
M. Anne Szostak	$80,000	$70,000	$150,000
McHenry T. Tichenor, Jr.	$70,000	$70,000	$140,000
Lloyd D. Ward	$70,000	$70,000	$140,000

(1)	The amounts indicated in column (c) for Stock Awards are based on the grant date fair value of awards made May 11, 2010. Directors’ TBRSU awards vest on the date of the annual shareholders meeting one year following the initial grant or on the next regularly scheduled shareholders meeting date for pro-rated awards made during a service period. Prior to the date of the award, directors elect the payment date of their award, which can be the date of vesting or on the date of the shareholders’ meeting one or two years next following the vesting date. Payment of vested RSUs is made 60% in shares of Series A common stock and 40% in cash. Directors who voluntarily resign or retire from Belo Board service prior to the vesting of TBRSUs will receive a proportionate amount of the award based on actual service. Payment will be made on the payment date elected.

Vesting is accelerated and payment is made immediately for TBRSUs held by a director who becomes disabled or dies.

In 2009, the Board established stock ownership guidelines for the Company’s directors to be achieved by the later of August 1, 2014 or within five years of his/her first election to the Board. Under these guidelines, the required minimum ownership level of common stock of the Company is 10,000 shares for each director. The majority of Belo directors have met the minimum ownership requirement. The following are the RSU holdings of each of Belo’s non-employee directors as of December 31, 2010:

	May 2009	May 2009	May 2010	May 2010
	Award	Award	Award	Award
	Payable in	Payable in	Payable in	Payable in
Name	May 2011	May 2012	May 2011	May 2013

Henry P. Becton, Jr.	35,000	—	8,974
Judith L. Craven, M.D., M.P.H.	—	35,000	—	8,974
Robert W. Decherd	—	—	8,974
Dealey D. Herndon	—	—	8,974
James M. Moroney III	—	—	8,974
Wayne R. Sanders	—	—	8,974
M. Anne Szostak	—	—	8,974
McHenry T. Tichenor, Jr.	—	—	8,974
Lloyd D. Ward	—	—	8,974

Prior to 2009, directors received a portion of annual compensation in the form of stock options for the purchase of Series B common stock. The option exercise price is equal to the closing market price of Series A common stock on the date of grant. Options generally vested one year from the date of grant and expire 10 years from the date of grant. Vested options remain exercisable for the original term of the award for all former directors. Following are the stock option holdings of each of Belo’s non-employee directors as of December 31, 2010:

	Outstanding	Exercisable
Name	Stock Options	Stock Options

Henry P. Becton, Jr.	75,959	75,959
Judith L. Craven, M.D., M.P.H.	71,719	71,719
Robert W. Decherd(1)	21,469	21,469
Dealey D. Herndon	71,719	71,719
James M. Moroney III(1)	21,469	21,469
Wayne R. Sanders	53,924	53,924
M. Anne Szostak	44,125	44,125
McHenry T. Tichenor, Jr.	—	—
Lloyd D. Ward	83,739	83,739

(1)	Stock options indicated above for Robert Decherd and Jim Moroney, both former employees of the Company, represent those awarded with respect to Belo Board service since the effective date of the spin-off on February 8, 2008, and do not include stock options earned as employees of the Company.

CERTAIN RELATIONSHIPS

Belo has a written Code of Business Conduct and Ethics. One policy in the Code provides that all directors, officers, and employees avoid business and personal situations that may give rise to a conflict of interest. A “conflict of interest” under the Code occurs when an individual’s private interest interferes or appears to interfere with Belo’s interest. The Code provides that the Audit Committee (or its designee) is generally responsible for enforcement of the Code relating to members of the Board of Directors; and the Company’s Management Committee (or its designee) is generally responsible for enforcement of the Code relating to officers and employees.

The Board has adopted a written related person transaction policy and procedures pursuant to which significant transactions involving the Company and related persons, as defined in Item 404(a) and accompanying instructions of SEC Regulation S-K, are subject to review by the Nominating and Corporate Governance Committee. Transactions subject to the policy are any transaction within the scope of Item 404(a) and accompanying instructions of Regulation S-K, which are transactions exceeding $120,000 in which executive officers, directors or greater than 5% shareholders, or members of their immediate families, have a direct or indirect material interest. In determining whether to approve or ratify a related person transaction, the Nominating and Corporate Governance Committee will take into account, among other factors it deems appropriate, whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Robert Decherd is Chairman of the Board, president and Chief Executive Officer of A. H. Belo, and non-executive Chairman of the Board of Belo. Jim Moroney, executive vice president of A. H. Belo, is an executive officer of A. H. Belo and a director of Belo. Dealey Herndon is a director of both Belo and A. H. Belo.

In connection with the 2008 spin-off, Belo and A. H. Belo entered into a separation and distribution agreement, a services agreement, a tax matters agreement and an employee matters agreement, effective as of the spin-off date (February 8, 2008). The tax matters agreement was subsequently amended in 2009 to allow certain of A. H. Belo’s tax losses for the years 2008 and 2009 to be carried back to Belo’s prior consolidated tax returns. After the tax matters agreement was amended, Belo amended its 2007 tax return to generate a federal income tax refund of approximately $12 million, which refund was held by Belo on A. H. Belo’s behalf and applied towards A. H. Belo’s obligations to reimburse Belo for a portion of Belo’s contributions to the Belo-sponsored Pension Plan. In December 2010, Belo and A. H. Belo agreed that any tax refund relating to net operating losses from the 2009 tax year, expected to be approximately $4.7 million, will be allocated 25 percent to Belo and 75 percent to A. H. Belo.

In October 2010, Belo and A. H. Belo entered into a Pension Plan Transfer Agreement (the “Transfer Agreement”), which included an amendment to the 2008 employee matters agreement, to split the Pension Plan into separately sponsored plans effective January 1, 2011. At the time of the 2008 spin-off, Belo remained the sole sponsor and administrator of the Pension Plan for all of its approximately 9,300 participants, and A. H. Belo agreed to share investment oversight responsibilities with Belo and was obligated to reimburse Belo for 60 percent of each contribution Belo made to the Pension Plan. Effective January 1, 2011, benefit liabilities and assets allocable to the approximately 5,100 current and former employee participants of A. H. Belo and its newspaper businesses were transferred in accordance with government regulations to two new defined benefit pension plans created, sponsored and managed by or on behalf of A. H. Belo, and the new A. H. Belo plans are now solely responsible for paying those benefits. A final assessment and reconciliation of the assets and liabilities transferred will be completed by the end of the second quarter of 2011 based on final January 1, 2011 census data for the plans. The benefit liabilities and assets allocable to current and former employee participants of Belo and its television businesses continue to be held by the existing Pension Plan sponsored and managed by or on behalf of Belo. The split of the Pension Plan does not change the amount of the benefits any participant has accrued or is currently receiving. For plan years starting on and after January 1, 2011, Belo and A. H. Belo are each solely responsible for making contributions to their respective plans. On January 3, 2011, the initial transfer of assets was made to each of the newly-established A. H. Belo-sponsored pension plans. In total, $215,235,568 was transferred representing approximately 91% of the estimated total amount of assets to be transferred. As soon as practical, but no later than June 1, 2011, the Pension Plan’s actuary will determine the final, total amount of assets to be transferred in accordance with Section 4044 of the Employee Retirement Income Security Act of 1974, as amended (ERISA) on the basis of assumptions used for such purpose by the Pension Benefit Guaranty Corporation. The actual funding of any remaining amount will be made no later than the end of the second quarter 2011.

FMR LLC reports that as of the date of its Form 13G filing on February 14, 2011, it is the beneficial owner of 5,887,753 shares of Belo’s Series A common stock (representing 6.4% of the outstanding Series A common stock) through FMR’s wholly-owned subsidiaries, Fidelity Management & Research Company, in its capacity as investment adviser to various investment companies, and Pyramis Global Advisors Trust Company, in its capacity as investment manager of institutional accounts owning such shares. During 2010, subsidiaries of FMR provided investment, investment management and administration services to Belo for several of the Company’s employee benefit plans. Fidelity fees, which included both asset-based fees and administration fees, totaled approximately $518,600 in 2010. Effective January 1, 2011, FMR subsidiaries entered into agreements with the Company to begin providing investment management, administration and actuarial services related to the Pension Plan. Depending upon the value of the pension assets, the total fees to be paid for such pension-related services for 2011 are estimated to be approximately $1,000,000.

In connection with the 2008 spin-off, Belo’s Dallas/Fort Worth television station, WFAA-TV, and The Dallas Morning News, owned by A. H. Belo, entered into agreements whereby each agrees to provide media content, cross-promotion and other services to the other on a mutually agreed-upon cash neutral basis. Jim Moroney, executive vice president of A. H. Belo and publisher and Chief Executive Officer of The Dallas Morning News, is an executive officer of A. H. Belo and a director of Belo.

As a result of the 2008 spin-off and an assessment of their respective downtown Dallas real estate needs, Belo and A. H. Belo agreed to co-own, through the creation of a limited liability company (the “LLC”), The Belo Building, and specified other downtown Dallas real estate. Belo and A. H. Belo each own 50 percent of the LLC and lease from the LLC 50 percent of the available rental space in The Belo Building and related parking sites under long-term leases that are terminable under various conditions. A third party real estate services firm, engaged by the LLC, manages The Belo Building and other real estate owned by the LLC. As of December 31, 2010, Belo’s investment in the assets held by the LLC was approximately $16 million. In addition, the Company and A. H. Belo co-own certain investments in third-party businesses unrelated to the LLC. Belo’s aggregate investment in these third party businesses was approximately $8.7 million.

The Company is not aware of any other related person transactions that would require disclosure.

ANNUAL REPORT AND ADDITIONAL MATERIALS

Our 2010 annual report to shareholders is being distributed with this proxy statement. Copies of our Annual Report on Form 10-K for the year ended December 31, 2010 may be obtained without charge upon written or oral request to Belo Corp., Attention: Secretary, 400 South Record Street, Dallas, Texas 75202, (214) 977-6606. Our Annual Report on Form 10-K is also available free of charge on www.belo.com, along with our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to all these reports as soon as reasonably practicable after the reports are electronically filed with or furnished to the SEC.

Householding Information

If you and others who share your mailing address own Belo common stock in street name, meaning through bank or brokerage accounts, you may have received a notice that your household will receive only one Notice or only one set of proxy materials from each company whose stock is held in such accounts. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and mailing costs. Unless you responded that you did not want to participate in householding, single copies of the Notice or of these Proxy Materials have been sent to your address. If you hold shares through a bank or brokerage firm and would like to receive a separate copy of this proxy statement and the 2010 annual report, please contact the Investor Relations Department of Belo Corp. (400 South Record Street, Dallas, Texas 75202, (214) 977-6606), and we will promptly send additional copies on request. In addition, if you wish in the future to receive your own set of proxy materials or if your household is currently receiving multiple copies of the proxy materials and you would like in the future to receive only a single set of proxy materials at your address, please notify the brokerage firm, bank, broker-dealer or other similar organization where your shares are held.

How to Receive Future Proxy Statements and Annual Reports Online

You can elect to receive future Belo proxy statements and annual reports over the Internet, instead of receiving paper copies in the mail. Registered shareholders may elect electronic delivery of future proxy materials and other shareholder communications simply by updating their shareholder account information through Investor Service Direct, which may be accessed via the Internet at www.bnymellon.com/shareowner/equityaccess.

If you hold your shares in broker or street name and are not given an opportunity to consent to electronic delivery when you vote your shares online, you may contact the holder of record through which you hold your shares and ask about the availability of Internet delivery.

If you do consent to Internet delivery, a notation will be made in your account. When future proxy statements and annual reports become available, you will receive an e-mail notice instructing you on how to access them over the Internet.

SHAREHOLDER PROPOSALS FOR 2012 MEETING

In order to propose business for consideration or nominate persons for election to the Belo Board, a shareholder must comply with the advance notice provisions of our bylaws and all applicable SEC requirements. The bylaws provide that any such proposals or nominations must be submitted to and received by us between the close of business on February 10, 2012 and the close of business on March 11, 2012 in order to be considered at the 2012 annual meeting, and must satisfy the other requirements in our bylaws regarding such proposals or nominations. If the shareholder does not also comply with the requirements of SEC Rule 14a-4, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal or nomination made by a shareholder. A shareholder who is interested in submitting a proposal for inclusion in our proxy materials for the 2012 annual meeting may do so by submitting the proposal to the attention of Belo’s Secretary by no later than November 29, 2011 and following the procedures described in the Company’s bylaws and SEC Rules 14a-8, 14a-11 and 14a-18.

Copies of the bylaws and SEC Rules 14a-4, 14a-8, 14a-11 and 14a-18 may be obtained by contacting Belo’s Secretary at 400 South Record Street, Dallas, Texas 75202, or by telephone at (214) 977-6606, and submissions pursuant to these provisions should be addressed to Belo’s Secretary at this same address.

GENERAL

At the date of this proxy statement, we do not know of any matters to be presented for action at the annual meeting other than those described in this proxy statement. If any other matters should come before the annual meeting, the persons named in the accompanying form of proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.

By Order of the Board of Directors

GUY H. KERR
Secretary

Dated: March 28, 2011

APPENDIX A

MAJORITY VOTING IN THE ELECTION OF DIRECTORS
Excerpted from Belo Corp.
Corporate Governance Guidelines
The complete current version of the Corporate Governance Guidelines as approved and adopted by the
Board is posted on Belo’s Web site at www.belo.com.
A copy of the Corporate Governance Guidelines may be obtained without charge upon written or oral request to
Belo Corp., Attention: Secretary,
400 South Record Street, Dallas, Texas 75202, (214) 977-6606.

Board Composition & Qualifications

Majority Voting in the Election of Directors; Director Resignation Policy
If a nominee for director who is an incumbent director does not receive the vote of at least a majority of the votes cast in an uncontested election at any meeting for the election of directors at which a quorum is present, the director will promptly tender his or her resignation to the Board. For purposes of this Corporate Governance Guideline, a majority of votes cast means that the number of votes cast “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast include votes to withhold authority in each case and exclude abstentions with respect to that director’s election.

The Nominating and Corporate Governance Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board with respect to his or her resignation.

A-1

APPENDIX B

INDEPENDENCE STANDARDS
Excerpted from Belo Corp.
Corporate Governance Guidelines
The complete current version of the Corporate Governance Guidelines as approved and adopted by the
Board is posted on Belo’s Web site at www.belo.com.
A copy of the Corporate Governance Guidelines may be obtained without charge upon written or oral request to
Belo Corp., Attention: Secretary,
400 South Record Street, Dallas, Texas 75202, (214) 977-6606.

Board Composition & Qualifications

Independence
A majority of the directors comprising the Board shall be independent directors. An “independent” director is a director who meets the New York Stock Exchange (“NYSE”) standards of independence, as determined by the Board. The Board has adopted the standards set forth on Attachment A to these Guidelines to assist it in making determinations of a director’s independence.

Board Committees

Number, Structure and Independence of Committees
The Board has three standing committees: Audit, Compensation, and Nominating and Corporate Governance. All members of the Audit, Compensation, and Nominating and Corporate Governance Committees shall be directors who meet the NYSE standards of “independence” as determined by the Board. Directors who serve on the Audit Committee must meet additional independence criteria described in Attachment A to these Guidelines and be financially literate as determined by the Board.

Attachment A: Independence Standards

A director shall be independent if the director meets each of the following standards and otherwise has no material relationship with Belo, either directly, or as a partner, stockholder, or officer of an organization that has a relationship with Belo. For purposes of these standards, “Belo” means Belo Corp. and its consolidated subsidiaries, collectively.

1.	the director is not, and in the past three years has not been, an employee of Belo;

2.	an immediate family member of the director is not, and in the past three years has not been, employed as an executive officer of Belo;

3.	(a) neither the director nor a member of the director’s immediate family is a current partner of Belo’s outside auditing firm; (b) the director is not a current employee of Belo’s outside auditing firm; (c) no member of the director’s immediate family is a current employee of Belo’s outside auditing firm and personally works on Belo’s audit; and (d) neither the director nor a member of the director’s immediate family was within the past three years (but is no longer) a partner or employee of Belo’s outside auditing firm and personally worked on Belo’s audit within that time;

4.	neither the director nor a member of the director’s immediate family is, or in the past three years has been, part of an interlocking directorate in which a current executive officer of Belo served on the compensation committee of another company at the same time the director or the director’s immediate family member served as an executive officer of that company;

5.	neither the director nor a member of the director’s immediate family has received, during any 12-month period in the past three years, any direct compensation from Belo in excess of $120,000, other than compensation for Board service, compensation received by the director’s immediate family member for service as a non-executive employee of Belo, and pension or other forms of deferred compensation for prior service;

B-1

6.	the director is not a current executive officer or employee, and no member of the director’s immediate family is a current executive officer, of another company that makes payments to or receives payments from Belo, or during any of the last three fiscal years has made payments to or received payments from Belo, for property or services in an amount that, in any single fiscal year, exceeded the greater of $1 million or 2% of the other company’s consolidated gross revenues;

7.	the director is not an executive officer of a non-profit organization to which Belo makes or in the past three fiscal years has made, contributions that, in any single fiscal year, exceeded the greater of $1 million or 2% of the non-profit organization’s consolidated gross revenues;

8.	the director is not, and during the last fiscal year has not been, a partner in, or a controlling shareholder or executive officer of, a business corporation, non-profit organization, or other entity to which Belo was indebted at the end of Belo’s last full fiscal year in an aggregate amount in excess of 2% of Belo’s total consolidated assets at the end of such fiscal year;

9.	the director is not, and during the last fiscal year has not been, a member of, or of counsel to, a law firm that Belo has retained during the last fiscal year or proposes to retain during the current fiscal year; or

10.	the director is not, and during the last fiscal year has not been, a partner or executive officer of any investment banking firm that has performed services for Belo, other than as a participating underwriter in a syndicate, during the last fiscal year or that Belo proposes to have perform services during the current fiscal year.

The Board may determine that a director or nominee is “independent” even if the director or nominee does not meet each of the standards set forth in paragraphs (7) through (10) above as long as the Board determines that such person is independent of management and free from any relationship that in the judgment of the Board would interfere with such person’s independent judgment as a member of the Board and the basis for such determination is disclosed in Belo’s annual proxy statement.

In addition, a director is not considered independent for purposes of serving on the Audit Committee, and may not serve on that committee, if the director: (1) receives, either directly or indirectly, any consulting, advisory or other compensatory fee from Belo Corp. or any of its subsidiaries other than: (a) fees for service as a director, and (b) fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with Belo; or (2) is “an affiliated person” of Belo Corp. or any of its subsidiaries; each as determined in accordance with Securities and Exchange Commission regulations.

For purposes of this Attachment A, an “immediate family member” means a person’s spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

B-2

BELO-PS-11

NOTICE TO PARTICIPANTS
IN THE
BELO SAVINGS PLAN AND
THE SEPARATE A. H. BELO SAVINGS PLAN
MAINTAINED BY A. H. BELO CORPORATION
(the “Savings Plans”)

You should have received by separate correspondence a Notice of Internet Availability of Proxy Materials (the “Notice”) informing you of your ability to access the Belo Corp. (“Belo” or the “Company”) proxy materials on the Web site referred to in the Notice or to request to receive a printed set of the proxy materials. The proxy materials relate to the 2011 Annual Meeting of Shareholders of Belo Corp. that will be held in the Auditorium of The Belo Building at 400 South Record Street, Third Floor, Dallas, Texas, on Tuesday, May 10, 2011, at 11:00 a.m. (local time). The Belo Corp. Board of Directors has fixed the close of business on March 17, 2011 as the record date (the “Record Date”) for the determination of shareholders entitled to receive notice of and to vote at the 2011 Annual Meeting of Shareholders or any adjournment(s) thereof. The annual meeting will be held for the purpose of electing three Class I directors, ratifying the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, voting on an advisory resolution on executive compensation (say-on-pay), voting on an advisory vote on the frequency of future say-on-pay votes (say-on-frequency), and considering any other matters that properly may come before the meeting or any postponement or adjournment of the meeting.

Directions to the Trustee

Only Fidelity Management Trust Company, as the trustee of each of the Savings Plans (“Fidelity”), can vote the shares of Belo Corp. stock held by each of the Savings Plans. However, under the terms of your plan, you are entitled to instruct Fidelity how to vote the shares of Belo Corp. stock that were allocated to your plan account at the close of business on the Record Date. Voting instructions with respect to shares held in the Savings Plans must be received by 11:59 p.m. Eastern Time on May 8, 2011, and may not be provided at the meeting.

The Notice you received includes instructions on how to access the proxy materials and how to provide your voting instructions to Fidelity via the Internet. It also provides information on how to request a printed set of the proxy materials, including a voting instruction card. Your participation is important and your vote is confidential. Please take the time to vote your plan shares via the Internet using the instructions included in the Notice, by using the toll-free telephone number provided in the proxy materials, or, if you opt to receive paper copies, by completing the voting instruction card and returning it in the envelope provided.

With respect to each of the Savings Plans, Fidelity will vote all Belo Corp. shares held by that plan in accordance with the voting instructions that are received via mail, telephone, or Internet on or before May 8, 2011 from participants in that plan, unless Fidelity determines such instructions are contrary to the requirements of the Employee Retirement Income Security Act of 1974, as amended (ERISA). If you sign, date, and return a paper voting instruction card but do not check any boxes on the card, then Fidelity will vote your plan shares FOR all nominees standing for election as directors, FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, FOR the advisory resolution on executive compensation (say-on-pay), and every THREE YEARS with respect to the frequency of future advisory votes on say-on-pay. In addition, at its discretion, Fidelity is authorized to vote on any other matter that properly may come before the meeting or any adjournment or postponement of the meeting.

Confidentiality and Instructions

Your voting instructions to Fidelity are strictly confidential and will not be revealed, directly or indirectly, to any director, officer, or other employee of Belo Corp. or to anyone else, except as otherwise required by law. Therefore, you should feel completely free to instruct Fidelity to vote your plan shares in the manner you think best.

Voting Deadline

Because of the time required to tabulate voting instructions from participants before the annual meeting, Fidelity must establish a cut-off date for receipt of voting instructions. The cut-off date is May 8, 2011. Fidelity cannot ensure that voting instructions received after the cut-off date will be tabulated. Therefore, it is important that you act promptly to vote your plan shares on or before May 8, 2011. If Fidelity does not receive timely instructions from you with respect to your plan shares, Fidelity will vote your shares in the same proportion as the shares for which voting instructions have been received from other participants in your Savings Plan.

Further Information

If you are a direct shareholder of Belo Corp., please note that you must vote your directly-owned shares and your plan shares separately. You may not use the card or the voter identification information with respect to your directly-owned shares to vote your plan shares. Your direct vote of non-plan shares is not confidential.

If you have questions regarding the information provided to you, you may contact the plan administrator at (800) 835-5098 between 8:00 a.m. and 5:00 p.m., Central Time, Monday through Friday.

Your ability to instruct Fidelity how to vote your plan shares is an important part of your rights as a participant. Please consider the proxy materials carefully and provide your voting instructions to us promptly.

March 28, 2011

FIDELITY MANAGEMENT TRUST COMPANY
as Trustee of the BELO SAVINGS PLAN and
as Trustee of the A. H. BELO SAVINGS PLAN

BELO-LTR-11

2

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the annual meeting day. Voting instructions with respect to Belo Corp. shares held in the Belo Savings Plan and the separate A. H. Belo Savings Plan maintained by A. H. Belo (together, the “Savings Plans”) must be received by 11:59 p.m. Eastern Time on May 8, 2011, and may not be provided at the meeting.

BELO CORP.

INTERNET
http://www.proxyvoting.com/blc
Use the Internet to vote. Have your proxy/voting instruction card in hand when you access the Web site.
OR
TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote. Have your proxy/voting instruction card in hand when you call.
If you vote by Internet or by telephone, you do NOT need to mail back your proxy/voting instruction card.
To vote by mail, mark, sign and date your proxy/voting instruction card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies or the Trustee of the Savings Plans, as applicable, to vote your shares in the same manner as if you marked, signed and returned your proxy/voting instruction card.

96288/96307	Fulfillment 96293
▼   FOLD AND DETACH HERE   ▼

Please mark your votes as indicated in this example	☒

		FOR	WITHHOLD *EXCEPTIONS
1.	Election of the following nominees as Class I director (terms expire in 2014)	ALL	FOR ALL
		☐	☐	☐
Nominees:

01 Robert W. Decherd
02 Dunia A. Shive
03 M. Anne Szostak

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)

*Exceptions

		FOR	AGAINST	ABSTAIN

2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm	☐	☐	☐

3.	Approval of an advisory resolution on executive compensation (say-on-pay)	☐	☐	☐

		1 YEAR	2 YEARS	3 YEARS	ABSTAIN

4.	An advisory vote on the frequency of future say-on-pay votes (say-on-frequency).	☐	☐	☐	☐

5.	At the discretion of such proxy holders or the Trustee of the Savings Plans, as applicable, on any other matter that properly may come before the meeting or any adjournment or postponement thereof.
This proxy/voting instruction card will be governed by and construed in accordance with the laws of the State of Delaware and applicable federal securities laws.
Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

You can now access your Belo Corp. account online.
Access your Belo Corp. account online via Investor ServiceDirect® (ISD).
BNY Mellon Shareowner Services, the transfer agent for Belo Corp., now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends

•	View certificate history	•	Make address changes

•	View book-entry information	•	Obtain a duplicate 1099 tax form
Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
Investor ServiceDirect®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.
Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the 2010 Annual Report to Shareholders are available at: http://www.proxyvoting.com/blc
▼    FOLD AND DETACH HERE    ▼
PROXY/VOTING INSTRUCTION CARD
Annual Meeting of Shareholders — To be held May 10, 2011
THE BOARD OF DIRECTORS OF BELO CORP. SOLICITS THIS PROXY.
Appointment of Proxies: The undersigned hereby appoints Dunia A. Shive, Carey P. Hendrickson, and Guy H. Kerr, or any one or more of them as proxies, each with the power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote as designated below all the shares of the common stock of Belo Corp. held of record by the undersigned on March 17, 2011, at the 2011 Annual Meeting of Shareholders, and any adjournment or postponement thereof.
Voting Instructions by Participants in the Savings Plans: This proxy/voting instruction card, when properly completed and returned by you, constitutes voting instructions to Fidelity Management Trust Company (“Fidelity”), as the trustee of each of the Savings Plans, to vote the shares of Belo Corp. (“Belo”) common stock allocated to your plan account as of March 17, 2011 at the 2011 Annual Meeting of Shareholders, and any adjournment or postponement thereof, and also constitutes voting instructions to Fidelity for a proportionate number of shares of Belo common stock in the Savings Plans for which voting instructions have not been received. Your instructions to Fidelity will be held in confidence and will be made available only to the inspectors of the election at the Annual Meeting, none of whom is an employee of Belo. Please use the other side of this form in giving your instructions.
THIS PROXY/VOTING INSTRUCTION CARD, WHEN PROPERLY COMPLETED AND RETURNED BY YOU, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY YOU. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOXES. IF YOU SIGN, DATE AND RETURN A PROXY/VOTING INSTRUCTION CARD BUT DO NOT CHECK ANY BOXES ON THE CARD, THEN THIS PROXY/VOTING INSTRUCTION CARD WILL BE VOTED “FOR” ALL NOMINEES STANDING FOR ELECTION AS DIRECTORS, “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, “FOR” APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION (SAY-ON-PAY), FOR “ THREE YEARS” WITH RESPECT TO THE FREQUENCY OF FUTURE ADVISORY VOTES ON SAY-ON-PAY, AND IN THE PROXYHOLDERS’ OR THE TRUSTEE’S, AS APPLICABLE, DISCRETION ON ANY OTHER MATTER PRESENTED AT THE MEETING.

Address Change/Comments
(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)	96288/96307	Fulfillment 96293